                            SCHEDULE 14A INFORMATION
           PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[X]    Preliminary Proxy Statement   [ ] Confidential, for Use of the Commission
                                         Only (as permitted by Rule 14a-6(e)(2))

[ ]  Definitive Proxy Statement

[ ]  Definitive Additional Materials

[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12



                            U.S. ENERGY SYSTEMS, INC.
           ----------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


                                       N/A
--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]   No fee required.

[ ]   Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)   Title of each class of securities to which transaction applies:

(2)   Aggregate number of securities to which transaction applies:

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)   Proposed maximum aggregate value of transaction:

(5)   Total fee paid:

[ ]   Fee paid previously with preliminary materials:

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)   Amount Previously Paid:

(2)   Form, Schedule or Registration Statement No.:

(3)   Filing Party:

(4)   Date Filed:

                            U.S. ENERGY SYSTEMS, INC.
                       515 NORTH FLAGLER DRIVE, SUITE 702
                         WEST PALM BEACH, FLORIDA 33401


                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD ON JULY __, 1998



         NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders (the "Annual Meeting") of U.S. Energy Systems, Inc., a Delaware corporation (the "Company"), will be held on July __, 1998 at 10 a.m. at the Company's corporate offices at 515 North Flagler Drive, Suite 702, West Palm Beach, Florida, for the following purposes:


         1) To elect two Class I Directors to hold office for a term of three years or until their successors are duly elected and qualified;

         2) To consider and vote on a proposal to adopt an amendment to the Company's Certificate of Incorporation to increase the number of authorized shares of the common stock of the Company, par value $.01 per share (the "Common Stock"), from 35,000,000 shares to 50,000,000 and to increase the number of shares of preferred stock of the Company, par value $.01 per share (the "Preferred Stock") from 5,000,000 to 10,000,000;


         3) To consider and vote on a proposal to approve the issuance of an option to purchase up to 888,888 shares of the Company's Series A Convertible Preferred Stock (the "Series A Preferred Stock") which, if exercised, could result in the holder of the Series A Preferred Stock holding 20% or more of the voting power of the Company prior to the issuance of the Series A Preferred Stock and, if converted, holding 20% or more of the Common Stock of the Company, either of which may result in a change in control of the Company;



         4) To consider and vote on a proposal to approve the Company's 1998 Executive Incentive Compensation Plan, as set forth in Appendix A hereto; and



         5) To transact such other business as may properly come before the stockholders at the Annual Meeting and any adjournments or postponements thereof.



         The Board of Directors has fixed the close of business on June __, 1998 as the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting and at any adjournment or postponement thereof.


                                By Order of the Board of Directors



                                Seymour J. Beder
                                Chief Financial Officer and Secretary


West Palm Beach, Florida
June __, 1998


ALL STOCKHOLDERS ARE CORDIALLY INVITED TO ATTEND THE MEETING IN PERSON. WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY CARD AS PROMPTLY AS POSSIBLE IN ORDER TO ENSURE YOUR REPRESENTATION AT THE MEETING. STOCKHOLDERS WHO EXECUTE A PROXY CARD MAY NEVERTHELESS ATTEND THE ANNUAL MEETING, REVOKE THEIR PROXY AND VOTE THEIR SHARES IN PERSON. PLEASE NOTE, HOWEVER, THAT IF YOUR SHARES ARE HELD OF RECORD BY A BROKER, BANK OR OTHER NOMINEE AND YOU WISH TO VOTE AT THE MEETING, YOU MUST OBTAIN FROM THE RECORD HOLDER A PROXY ISSUED IN YOUR NAME.

                            U.S. ENERGY SYSTEMS, INC.
                       515 NORTH FLAGLER DRIVE, SUITE 702
                         WEST PALM BEACH, FLORIDA 33401

                                 PROXY STATEMENT


         The enclosed proxy is solicited by the Board of Directors of U.S. Energy Systems, Inc., a Delaware corporation (the "Company"), for use at the Annual Meeting of Stockholders to be held on June __, 1998 at 10 a.m. (the "Annual Meeting"), or at any adjournment or postponement thereof, for the purposes set forth herein. The Annual Meeting will be held at the Company's corporate offices, 515 North Flagler Drive, Suite 702, West Palm Beach, Florida 33401. The approximate date of mailing this proxy statement and accompanying proxy card to all stockholders entitled to vote at the Annual Meeting is June __, 1998.


INFORMATION CONCERNING SOLICITATION OF PROXIES

         The entire cost of solicitation of proxies, including expenses in connection with preparing and mailing this Proxy Statement, the proxy and any additional information furnished to the stockholders, will be borne by the Company. Copies of solicitation materials will be furnished to banks, brokerage houses, nominees, fiduciaries and custodians holding in their names shares of Common Stock beneficially owned by others to forward to such beneficial owners. The Company will reimburse persons representing beneficial owners of Common Stock for their costs in forwarding solicitation materials to such beneficial owners.

         Original solicitation of proxies by mail may be supplemented by telephone, telegram and personal solicitation by directors, officers or other regular employees or agents of the Company. No additional compensation will be paid to directors, officers or other regular employees or agents for such services. The Company may also use a proxy solicitor. The persons named as proxies were selected by the Board of Directors of the Company and are directors of the Company.

VOTING RIGHTS AND OUTSTANDING SHARES


         Only holders of record of Common Stock at the close of business on June __, 1998 (the "Record Date") will be entitled to notice of and to vote at the Annual Meeting. At the close of business on the Record Date, the Company had outstanding 5,160,609 shares of Common Stock. As of the Record Date, the Company also had outstanding 250,000 shares of Series A Preferred Stock.


         Each holder of record of Common Stock as of the close of business on the Record Date will be entitled to one vote for each share held on all matters to be voted upon at the Annual Meeting. When the enclosed proxy has been properly executed and returned, the shares it represents will be voted at the Annual Meeting as specified. All votes will be tabulated by the inspector of elections appointed for the meeting, who will separately tabulate affirmative and negative votes, abstentions and broker non-votes.

         Executed proxies with no instructions indicated thereon that have not been revoked will be voted:

         (i) FOR the election of two directors, as set forth below under "PROPOSAL ONE - ELECTION OF DIRECTORS";

         (ii) FOR the proposal to adopt an amendment to the Company's Certificate of Incorporation to increase the authorized shares of Common Stock and Preferred Stock, as set forth below under "PROPOSAL TWO - AMENDMENT TO CERTIFICATE OF INCORPORATION";


         (iii) FOR the proposal to approve the issuance of an option to purchase up to 888,888 shares of the Company's Series A Preferred Stock, as set forth below under "PROPOSAL THREE - ISSUANCE OF OPTION TO PURCHASE SERIES A PREFERRED STOCK";



         (iv) FOR the proposal to approve the Company's 1998 Executive Incentive Compensation Plan, as set forth below under "PROPOSAL FOUR - APPROVAL OF 1998 EXECUTIVE INCENTIVE COMPENSATION PLAN"; and



         (v) to transact such other business as may properly come before the Annual Meeting, including any adjournments or postponements thereof.


         The holder of shares of Series A Preferred Stock has the right to vote on any matter that comes before the stockholders of the Company. Each share of Series A Preferred Stock currently has four votes, subject to adjustment upon the happening of certain specified events. However, pursuant to the rules of governance of the National Association of Security Dealers as they pertain to the Nasdaq SmallCap Market, on which the shares of Common Stock of the Company are listed, the 250,000 shares of Series A Preferred Stock outstanding as of the Record Date and beneficially owned by Energy Systems Investors, LLC, will not be entitled to vote on Proposal Three set forth herein relating to the issuance of an option to purchase up to 888,888 additional shares of Series A Preferred Stock.

QUORUM AND REQUIRED VOTE

         As set forth in the bylaws of the Company, the attendance, in person or by proxy, of the holders of a majority of the outstanding shares of Common Stock entitled to vote at the Annual Meeting is necessary to constitute a quorum for the transaction of business at the Annual Meeting. If less than a majority of the outstanding shares of Common Stock are represented at the Annual Meeting, the Board of Directors may adjourn the Annual Meeting from time to time without further notice until a quorum is obtained.


         In accordance with the General Corporation Law of the State of Delaware and the bylaws of the Company, in order to be elected, each director must receive the affirmative vote of a plurality of the votes cast by the shares of Common Stock represented at the Annual Meeting. The adoption of the amendment to the Company's Certificate of Incorporation to increase the number of authorized shares of Common Stock and Preferred Stock requires the affirmative vote of not less than a majority of the votes entitled to be cast by all shares of the Common Stock issued and outstanding on the Record Date. The affirmative vote of a majority of the shares present or represented by proxy at the Annual Meeting, and entitled to vote on the matter, will be sufficient to approve Proposal Three relating to the issuance of the option to purchase up to 888,888 shares of Series A Preferred Stock, and to approve Proposal Four relating to the adoption of the 1998 Executive Incentive Compensation Plan.


         Abstentions will be counted towards the tabulation of votes cast on proposals presented to the stockholders and will have the same effect as negative votes. Broker non-votes are counted towards a quorum but are not counted for any purpose in determining whether a matter has been approved. The stockholders shall not have any dissenters' rights of appraisal in connection with the proposals contemplated herein.

OTHER MATTERS

         The Board of Directors knows of no matters that are to be presented for consideration at the Annual Meeting other than those described in this Proxy Statement, but if other matters are properly presented, it is the intention of the persons designated as proxies in the enclosed form of proxy to vote as proxies with respect to such matters in accordance with their best judgment.

REVOCABILITY OF PROXIES

         Any stockholder giving a proxy pursuant to this solicitation has the power to revoke it any time before it is voted. It may be revoked by filing with the Secretary of the Company at the Company's principal executive office, 515 North Flagler Drive, Suite 702, West Palm Beach, Florida 33401, a written notice of revocation or a duly executed proxy bearing a later date. The proxy may also be revoked by attending the Annual Meeting and voting in person. Attendance at the Annual Meeting will not, by itself, revoke a proxy.

THIS PROXY STATEMENT IS NEITHER AN OFFER TO SELL NOR A SOLICITATION OF AN OFFER TO BUY ANY SECURITIES OF THE COMPANY. THE SECURITIES REFERRED TO IN THIS PROXY STATEMENT HAVE NOT BEEN REGISTERED FOR SALE BY THE COMPANY UNDER THE ACT, OR ANY STATE SECURITIES LAWS AND MAY NOT BE SO OFFERED OR SOLD ABSENT SUCH REGISTRATION UNDER THE ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS OR AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS THEREOF.

                        DIRECTORS AND EXECUTIVE OFFICERS

         The directors and executive officers of the Company are as follows:

NAME                           AGE       POSITION(S) WITH THE COMPANY

Theodore Rosen                 73        Chairman of the Board of Directors
Richard H. Nelson              58        Chief Executive Officer, President and Director
Howard A. Nevins               42        Executive Vice President and Director
Seymour J. Beder               70        Secretary, Treasurer, Controller and Chief Financial Officer
Terrence Page                  51        Vice President - Western Resources
Henry Schneider                33        Vice President - Development
Evan Evans                     72        Director
Allen J. Rothman               41        Director
Todd Goodwin*                  66        Director
Lawrence I. Schneider          62        Director

------------------

* Mr. Goodwin's term as director expires at the 1998 Annual Meeting of Stockholders, and he has advised the Company that he does not wish to seek re-election due to personal reasons.

         THEODORE ROSEN. Mr. Rosen has been a Director of the Company and Chairman of the Board of Directors since November 1993. Since June 1993, Mr. Rosen has been Managing Director of Burnham Securities. He was Senior Vice President of Oppenheimer & Co. from January 1991 to June 1993, and was Vice President of Smith Barney & Co. from 1989 to 1991. Mr. Rosen also currently serves as a director of Waterhouse Investors Cash Management Co., an investment management company engaged in management of money market mutual funds. Mr. Rosen received a BA degree from St. Lawrence University and did graduate work at both Albany Law School and Columbia University School of Business.

         RICHARD H. NELSON. Mr. Nelson has been President, Chief Executive Officer and Director of the Company since November 1993. Mr. Nelson has been engaged in the power plant industry for more than twenty years and has been involved with over 200 power projects throughout the world, 125 of which were cogeneration projects. In 1973, Mr. Nelson formed Sartex Corp., which was merged into the Company, which was at that time called Cogenic Energy Systems, Inc. ("Cogenic"), in 1981. Mr. Nelson served as president of Cogenic until 1989. From January 1989 until January 1991, Mr. Nelson was president of Utility Systems Corp., a subsidiary of Cogenic. In January 1991, Mr. Nelson formed Utility Systems Florida, Inc. ("USF") where he served as president until November 1993, when USF and Cogenic merged, with Cogenic being the surviving corporation and changing its name to U.S. Envirosystems, Inc. U.S. Envirosystems changed its name to U.S. Energy Systems, Inc. in November 1996. Mr. Nelson was Special Assistant to the Director of the Peace Corps from 1961 to 1962; thereafter he served as Military Aide to the Vice President of the United States from 1962 to 1963 and Assistant to the President of the United States from 1963 to 1967. From 1967 to 1969, Mr. Nelson was Vice President of American International Bank, and from 1969 to 1973 he was Vice President of Studebaker-Worthington Corp. Mr. Nelson received a BA degree from Princeton University.

         HOWARD A. NEVINS. Mr. Nevins has been Executive Vice President and Director of the Company since August 1997. Mr. Nevins has wide ranging experience in the fields of mineral exploration, chemical operations and environmental compliance. In 1985, he founded Trey Explorations, Inc., a land exploration and development drilling company which presently operates 80 oil and gas wells in the Illinois Basin. In 1990, he co-founded Midwest Custom Chemicals, Inc., a manufacturer and international distributor of specialty chemicals used for oil and water demulsification, specializing in used oil recycling. In 1994, he co-founded both Quality Environmental Laboratories, Inc. and America Enviro-Services, Inc., the latter of which was acquired by the Company in August 1997. Mr. Nevins remains on the boards of Midwest Custom Chemicals and Quality Environmental Laboratories. Mr. Nevins is a Certified Professional Geologist, past President of the Indiana-Kentucky Geological Society, past Chairman of the Society of Petroleum Engineers (Illinois Basin) and is currently on the boards of both the Illinois Oil & Gas Association and the Independent Oil Producers. He is also on the Advisory Council of the Indiana Department of Natural Resources. Mr. Nevins received a BS degree in Geology from Western Michigan University in 1978.

         TERRENCE PAGE. Mr. Page has been Vice President - Western Resources of the Company since March 1997. Previously, Mr. Page served with the Nevada Public Service Commission. From 1982 to 1989 he was Regulatory Operations Supervisor and from 1989 until he resigned to join the Company, he served as Director of Regulatory Operations. In this position, he had final responsibility for developing all staff positions brought before the Commission and coordinated with federal, state and local governments on matters of regulatory policy. He has served on the Nevada Department of Information Services Advisory Committee, the Ohio State University's National Regulatory Research Institute Advisory Committee, the Las Vegas Regional Transportation Advisory Committee and the Washoe Regional Water Planning Commission. Mr. Page received a BS degree in Business from the University of the State of New York and received a MS degree in Management from the American University.

         HENRY SCHNEIDER. Mr. Schneider, a member of Energy Systems Investors, LLC, was appointed Vice President for Development in March 1998. From 1986 to 1988, Mr. Schneider was an associate at Drexel Burnham Lambert specializing in taxable institutional fixed income products and portfolio strategies. From 1989 to 1994, Mr. Schneider was an associate with S & S Investments and Wood Gundy, specializing in mergers, acquisitions and corporate restructuring. From 1994 to 1996, Mr. Schneider was a principal of Global Capital Resources, Inc., a private merchant bank. Since 1996, Mr. Schneider has been a private investor. He has been involved in arranging acquisitions and funding for the telecommunications, energy, apparel, airline, financial and garage industries. Mr. Schneider received a Economics degree from Tufts University and a Master of Business Administration from Boston University. Mr. Schneider is the son of Lawrence I. Schneider and is a member and manager of Energy Systems Investors, LLC.

         SEYMOUR J. BEDER. Mr. Beder has been Secretary, Treasurer, Controller and Chief Financial Officer of the Company since November 1993. From 1970 through 1980 he was Chief Financial Officer for Lynnwear Corporation, a textile company, and from 1980 to September 1993, Mr. Beder was president of Executive Timeshare, Inc., a provider of executive consulting talent. Mr. Beder is a Certified Public Accountant, and a member of the New York State Society of Certified Public Accountants and the American Institute of Certified Public Accountants. Mr. Beder received a BA degree from City College of New York.

         EVAN EVANS. Mr. Evans has been a Director of the Company since August 1995. Since 1983 he has been chairman of the board of directors of Holvan Properties, Inc. ("Holvan"), a real estate developer, and was managing director of Easco Marine, Ltd. from 1983 to 1988. Also, from 1985 to 1986 Mr. Evans was general manager of Belgian Refining Corporation ("BRC"), pursuant to a contract between BRC and Holvan, and from 1992 to 1996, Mr. Evans was a director of BRC. From 1981 to 1983 he was vice president of Getty Trading and Transportation Company and president of its subsidiary,

Getty Trading International, Inc. From 1970 to 1981 Mr. Evans was vice president and member of the board of directors of United Refining Corp. since 1997. Mr. Evans has been a director of United Refining Corp. since 1997. Mr. Evans received a BS degree in Mathematics from St. Lawrence University and a BS degree in Civil Engineering from M.I.T.

         ALLEN J. ROTHMAN. Mr. Rothman was appointed to the Board of Directors of the Company in January 1997. Mr. Rothman is a partner with the law firm of Robinson, Brog, Leinwand, Greene, Genovese & Gluck P.C. in New York with whom he has been associated since January 1996. Mr. Rothman specializes in corporate, finance and real estate law. Prior to joining Robinson Brog, he was associated with several New York law firms. Mr. Rothman received a BA degree from Columbia University and a JD degree from Harvard University.

         TODD GOODWIN. Mr. Goodwin was appointed to the Board of Directors of the Company in January 1997. From 1984 until the present, Mr. Goodwin has been a general partner of Gibbons, Goodwin, van Amerongen, an investment banking firm in New York. From 1978 until 1984, he was a Managing Director of Merrill Lynch, specializing in corporate finance and advising major client corporations on acquisitions, divestitures and financings. Mr. Goodwin was a general partner of White Weld & Co. from 1969 until that firm was acquired by Merrill Lynch in 1978. Mr. Goodwin also currently serves as a director of Johns Manville Corporation, The Rival Company, Schult Homes Corporation and Wells Aluminum Corp. He is a trustee of Southampton Hospital and the Madison Square Boys and Girls Club. Mr. Goodwin received an AB degree in Economics from Harvard College. Mr. Goodwin's term as director of the Company expires at the 1998 Annual Meeting of Stockholders, and he has advised the Company that he does not intend to seek re-election due to personal reasons.

         LAWRENCE I. SCHNEIDER. Mr. Schneider, manager of Energy Systems Investors, LLC, was elected to the Board of Directors in March 1998 and serves as Chairman of its Executive Committee. Mr. Schneider has been associated with numerous corporations through the years, including Newpark Resources, Inc., a company involved with oil field environmental remediation, where he was Chairman of the Executive Committee. Mr. Schneider was also a partner in the New York Stock Exchange firm Sassower, Jacobs and Schneider. He received a BS degree from New York University. Mr. Schneider is the father of Henry Schneider and is a member and manager of Energy Systems Investors, LLC.

MEETINGS OF THE BOARD OF DIRECTORS AND INFORMATION REGARDING COMMITTEES

         The Board has three standing committees, an Audit Committee, a Compensation Committee and an Executive Committee. The Board does not have a Nominating Committee. The Audit Committee is comprised of Messrs. Evans, Goodwin and Rothman. The duties of the Audit Committee include recommending the engagement of independent auditors, reviewing and considering actions of management in matters relating to audit functions, reviewing with independent auditors the scope and results of its audit engagement, reviewing reports from various regulatory authorities, reviewing the system of internal controls and procedures of the Company and reviewing the effectiveness of procedures intended to prevent violations of law and regulations. The Audit Committee held one meeting during the fiscal year ended January 31, 1998.

         The Compensation Committee is comprised of Messrs. Evans, Goodwin and Rothman. The duties of the Compensation Committee include recommending to the Board remuneration to be paid to executive officers of the Company, administering and monitoring compensation and recommending the establishment of incentive and bonus programs for executives of the Company, including determining the number of options to be awarded pursuant to the Company's stock option plans. The Compensation Committee held four meetings during the fiscal year ended January 31, 1998.

         The Executive Committee is comprised of Messrs. Schneider (Chairman), Rothman, Nelson and Rosen. The Executive Committee oversees all activities of the Company between meetings of the Board of Directors and may exercise the power and authority of the full Board of Directors to the extent permitted by Delaware law and the Company's bylaws. Executive Committee members receive no additional compensation for their participation. The Executive Committee was established in March 1998, and therefore, did not hold any meetings during the fiscal year ended January 31, 1998.

         The Board held eight meetings during the fiscal year ended January 31, 1998. All directors attended at least 75% of the meetings of the Board and Committees on which they served during this year.

                             EXECUTIVE COMPENSATION

         The following table shows the total compensation paid by the Company during the fiscal years ended January 31, 1998, 1997 and 1996 to Mr. Nelson, the Company's President and Chief Executive Officer, and during the fiscal year ended January 31, 1998 to Mr. Nevins, the Company's Executive Vice President. There were no other executives of the Company who received total compensation in excess of $100,000 during any of such years.

                           SUMMARY COMPENSATION TABLE

                                     ANNUAL COMPENSATION                      LONG TERM COMPENSATION
                             --------------------------------------    -----------------------------------
         NAME AND            YEAR ENDED                                             SECURITIES
    PRINCIPAL POSITION       JANUARY 31      SALARY       BONUS                 UNDERLYING OPTIONS
--------------------------- ------------  ------------ ------------    -----------------------------------
RICHARD H. NELSON,              1998        $150,000        --                        50,000
 President and Chief            1997        $150,000        --                       100,000
 Executive Officer              1996        $150,000        --                            --

HOWARD NEVINS, Executive        1998        $ 49,457(1)     --                       100,000
 Vice President

------------------

(1) Mr. Nevins' employment contract with the Company commenced as of August 23, 1997, and provides for an annual salary of $100,000.

         The following table sets forth certain information with respect to all options to purchase shares of Common Stock of the Company granted to the named executive officers during the fiscal year ended January 31, 1998.

                      OPTION/SAR GRANTS IN LAST FISCAL YEAR
                               (INDIVIDUAL GRANTS)

                                              PERCENT OF TOTAL
                        NUMBER OF SECURITIES     OPTIONS/SARs
                             UNDERLYING          GRANTED TO     EXERCISE OR
                            OPTIONS/SARs         EMPLOYEES IN    BASE PRICE
         NAME                  GRANTED (#)        FISCAL YEAR       ($/SH)      EXPIRATION DATE
----------------------- --------------------  ----------------  ------------ --------------------
Richard H. Nelson              50,000                13%            $2.03      January 12, 2008
Howard Nevins                 100,000                27%            $3.625     August 18, 2007


TERMS OF OPTIONS

         Mr. Nelson's stock options were granted under the Company's 1997 Stock Option Plan (the "1997 Plan"), and Mr. Nevins' stock options were granted under the Company's 1996 Stock Option Plan (the "1996 Plan"). All currently outstanding options granted under the 1997 Plan and the 1996 Plan are non-statutory (or non-incentive), were granted for a term of 10 years (unless the term is expressly shortened by the Board of Directors), vest in 50% increments over a two-year period and have an exercise price equal to the "fair market value" of the Common Stock on the date of grant. Mr. Nelson's stock options vest 50% immediately and 50% in six months from grant. Mr. Nevins' options vest 100% in twelve months from grant. The term "fair market value" is defined as the last reported sale price for the Common Stock on the Nasdaq SmallCap Market on the date immediately prior to the date of grant.

         The following table shows stock option exercises during the fiscal year ended January 31, 1998 by the named executive officers. In addition, this table describes the number of unexercised options and the value of unexercised in-the-money options at January 31, 1998.

               AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR
                      AND JANUARY 31, 1998 OPTION/SAR VALUE

                                                          NUMBER OF SECURITIES UNDERLYING  VALUE OF UNEXERCISED IN-THE-
                                                             UNEXERCISED OPTIONS/SARs AT       MONEY OPTIONS/SARs AT
                                                                JANUARY 31, 1998(#)             JANUARY 31, 1998 ($)
                     SHARES ACQUIRED                      -------------------------------  -------------------------
       NAME          ON EXERCISE (#)    VALUE REALIZED($)   EXERCISABLE/UNEXERCISABLE      EXERCISABLE/UNEXERCISABLE
-------------------  ---------------    ----------------- -------------------------------  -------------------------
Richard H. Nelson           0                  0                  125,000/25,000                       0/0
Howard A. Nevins            0                  0                   50,000/50,000                       0/0

COMPENSATION OF DIRECTORS

         Outside directors are compensated at an annual rate of $10,000 plus travel expenses, and must attend at least four meetings annually. Employee directors are not compensated for attendance at meetings of the Board, although certain travel expenses relating to attending meetings are reimbursed. No additional compensation is given to committee members or participants in special projects.

EMPLOYMENT AGREEMENTS

         Mr. Nelson entered into an amended employment agreement with the Company on March 31, 1998 to serve as its President and Chief Executive Officer until March 31, 2001, which term automatically extends for additional one-year periods beginning on the second anniversary of the agreement and on each anniversary thereafter. Mr. Nelson's agreement provides for an annual salary of $165,000, commencing on April 15, 1998, plus normal benefits. If Mr. Nelson is terminated without cause during the term of the employment agreement, as defined in the agreement, or if Mr. Nelson resigns from the Company because his salary or benefits are decreased or he is demoted within two years after a change in control of the Company, as defined in the employment agreement, he is entitled to severance pay equal to approximately three times his base salary. Under the terms of Mr. Nelson's employment agreement, he may not disclose any confidential information pertaining to the Company nor compete with the Company during the term of his employment with the Company and for an additional two years.

         Mr. Rosen entered into an amended employment agreement with the Company on March 31, 1998, to serve as its Chairman of the Board of Directors until March 31, 2001, which term automatically extends for additional one-year periods beginning on the second anniversary of the agreement and on each anniversary thereafter. Mr. Rosen's agreement provides for an annual salary of $87,500, commencing on May 15, 1998, plus normal benefits. If Mr. Rosen is terminated without cause during the term of the employment, as defined in the agreement, or if Mr. Rosen resigns from the Company because his salary or benefits are decreased or he is demoted within two years after a change in control of the Company, as defined in the employment agreement, he is entitled to severance pay equal to approximately three times his base salary. Under the terms of Mr. Rosen's employment agreement, he may not disclose any confidential information pertaining to the Company nor compete with the Company during the term of his employment with the Company and for an additional two years thereafter.

         Mr. Nevins entered into an employment agreement with the Company on August 4,1997, to serve as the Executive Vice President for a term of three years ending August 4, 2000. Mr. Nevins' contract provides for an annual salary of $100,000 plus normal benefits, and an initial grant of options to purchase 100,000 shares of the Company's Common Stock. Provision is also made for incentive compensation in addition to the base salary and options. Under the terms of Mr. Nevins' employment agreement, Mr. Nevins agrees that he will not disclose any confidential information pertaining to the Company nor compete with the Company during the term of his employment with the Company and for an additional two years thereafter, but no earlier than August 4, 2002.

         Mr. Page's contract with the Company to serve as Vice President was amended effective March 1, 1998. His annual compensation is $47,400 for which he will devote a minimum of 20 hours per week. Under the terms of the agreement, Mr. Page agrees that he will not disclose any confidential information pertaining to the Company without the prior express written consent of the Company.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         Lawrence I. Schneider is a manager and member of Energy Systems Investors, LLC (the "Investor"), the entity which will, if approved by the stockholders, be granted an option to purchase up to 888,888 shares of the Company's Series A Preferred Stock, as described under Proposal Three of this Proxy Statement. Mr. Schneider is a member of the Board of Directors of the Company and chairman of its Executive Committee. Appointment to these positions was a condition of the Investor's initial purchase of 250,000 shares of the Company's Series A Preferred Stock (the "Initial Financing"). Mr. Schneider did not vote with the Board of Directors on the approval of Proposal Three to be presented to the stockholders of the Company in connection with this Proxy Statement, and the Investor will not vote its shares of Series A Preferred Stock with the stockholders of the Company on such proposal. Mr. Schneider will, however, be allowed to solicit proxies as a member of the Board of Directors of the Company and will be present at the Annual Meeting. Henry Schneider, the Vice President of the Company, is also a manager and member of Energy Systems Investors, LLC. His appointment to the position as Vice President was made following, but not as a condition to, the Initial Financing.

         Howard Nevins, Executive Vice President and Director of the Company, was the former President and Director of American Enviro-Services, Inc., an Indiana corporation which the Company acquired pursuant to a merger in August 1997 (the "AES Merger"). As part of the AES Merger, Mr. Nevins received 240,000 shares of the Common Stock of the Company and options to purchase 100,000 shares of the Company's Common Stock at a price per share of $3.625. Mr. Nevins was also appointed to the Company's Board of Directors in connection with the AES Merger.

         The law firm of Robinson, Brog, Leinwand, Green, Genovese & Gluck P.C., of which Allen J. Rothman, a director of the Company, is a partner, provides certain legal services to the Company.

         All transactions between the Company and its officers, directors, principal stockholders or other affiliates have been on terms no less favorable than those that are generally available from unaffiliated third parties. Any such future transactions will be on terms no less favorable to the Company than could be obtained from an unaffiliated third party on an arm's-length basis and will be approved by a majority of the Company's independent and disinterested directors.

                        SECURITY OWNERSHIP OF MANAGEMENT
                           AND PRINCIPAL STOCKHOLDERS

         The following table sets forth the number of shares of Common Stock owned as of May 7, 1998 (i) by each director and nominee, (ii) by each executive officer of the Company, (iii) by those persons known to the Company to beneficially own 5% or more of the outstanding shares of Common Stock of the Company, and (iv) by all directors and officers of the Company as a group. With respect to any person who beneficially owns 5% or more of the outstanding shares of Common Stock, the address of such person is also set forth.

                                                                  AMOUNT AND NATURE OF
                       NAME AND ADDRESS                          BENEFICIAL OWNERSHIP(1)       PERCENT OF CLASS
---------------------------------------------------------------  -----------------------     ---------------------
Theodore Rosen.................................................          232,214 (2)               4.33%

Richard H. Nelson..............................................          236,000 (3)               4.44%

Howard A. Nevins...............................................          241,000 (4)               4.67%

Seymour J. Beder...............................................           63,500 (5)               1.22%

Terrence Page..................................................           15,000 (6)               *

Evan Evans.....................................................           47,500 (7)               *

Allen J. Rothman...............................................           45,000 (8)               *

Todd Goodwin...................................................          175,000 (9)               3.30%

Lawrence I. Schneider..........................................        1,000,000 (10)             16.23%

Henry Schneider................................................        1,000,000 (10)             16.23%

Energy Systems Investors, LLC..................................        1,000,000 (10)             16.23%
450 Park Avenue
Suite 1000
New York, New York  10022

Cambridge Investments Limited..................................          360,000 (11)              6.98%
600 Montgomery Street
27th Floor
San Francisco, CA 94111

All officers and directors as a group (10 persons).............       2,0155,214                  29.40%


----------------

*      Indicates less than 1% of number of shares of Common Stock outstanding.

(1) The tabular information gives effect to the exercise of warrants or options exercisable within 60 days of the date of this table owned in each case by the person or group whose percentage ownership is set forth opposite the respective percentage and is based on the assumption that no other person or group exercises its option. The address of each of the officers and directors is 515 North Flagler Drive, Suite 702, West Palm Beach, Florida 33401.

(2) Includes 11,357 shares issuable upon exercise of warrants at an exercise price of $4.00 per share, 60,250 shares issuable upon exercise of presently exercisable options at an exercise price of $8.00 per share, 100,000 shares issuable upon exercise of presently exercisable options at an exercise price of $3.875 per share and 25,000 shares issuable upon exercise of presently exercisable options at an exercise price of $2.031 per share.

(3) Includes 100,000 shares issuable upon exercise of presently exercisable options at an exercise price of $3.875 per share, 25,000 shares issuable upon exercise of presently exercisable options at an exercise price of $2.031 per share, and 25,000 shares issuable upon exercise of options exercisable on July 12, 1998 at an exercise price of $2.031 per share.

(4) Excludes 100,000 shares issuable upon exercise of options exercisable on August 18, 1998 at an exercise price of $3.625 per share.

(5) Includes 6,250 shares issuable upon exercise of presently exercisable options at an exercise price of $10.00 per share, 6,250 shares issuable upon exercise of presently exercisable options at an exercise price of $4.00 per share, 40,000 shares issuable upon exercise of presently exercisable options at an exercise price of $3.875 per share, and 7,500 shares issuable upon exercise of presently exercisable options at an exercise price of $2.031 per share.

(6) Includes 15,000 shares issuable upon exercise of presently exercisable options at an exercise price of $4.375 per share, but excludes 15,000 shares issuable upon exercise of options exercisable on April 2, 1999.

(7) Includes 1,250 shares issuable upon exercise of presently exercisable options at an exercise price of $4.00 per share, and 40,000 shares issuable upon exercise of presently exercisable options at an exercise price of $3.875 per share, and 5,000 shares issuable upon exercise of presently exercisable options at an exercise price of $2.031 per share.

(8) Includes 40,000 shares issuable upon exercise of presently exercisable options at an exercise price of $3.875 per share, and 5,000 shares issuable upon exercise of presently exercisable options at an exercise price of $2.031 per share.

(9) Includes 40,000 shares issuable upon exercise of presently exercisable options at an exercise price of $4.00, 5,000 shares issuable upon exercise of presently exercisable options at an exercise price of $2.031 per share, and 100,000 shares issuable upon exercise of warrants at an exercise price of $4.00 per share

(10) Represents 250,000 shares of Series A Preferred Stock, currently convertible into 1,000,000 shares of Common Stock, which is owned by Energy Systems Investors, LLC. Lawrence I. Schneider and Henry Schneider are members and managers of Energy Systems Investors, LLC; Rita Schneider is a member of Energy Systems Investors, LLC. Henry Schneider is the son of Lawrence and Rita Schneider.

(11)   Based on a Schedule 13-D sent to the Company on December 26, 1996.

                                  PROPOSAL ONE
                              ELECTION OF DIRECTORS

         The Board currently consists of seven directors, with one director whose term expires this year not standing for re-election. The directors are divided into three classes (Classes I, II and III), whose three-year terms of office expire in annual succession. At this Annual Meeting two Class I directors will be elected to serve until the Annual Meeting of Stockholders in 2001, or until their successors have been duly elected and qualified.

         The Board nominates the following two persons to serve as Class I directors:

                              Howard A. Nevins
                              Lawrence I. Schneider

         Messrs. Nevins and Schneider, who were appointed members of the Board in August 1997 and March 1998, respectively, by action of the Board, are standing for election by the stockholders for the first time. Todd Goodwin, whose term as Class I director expires this year, has chosen not to seek re-election due to personal reasons.

         If, at the time of election, any of the nominees should be unavailable for election, a circumstance which is not expected by the Company, it is intended that the proxies will be voted for such substitute nominee as may be selected by the Company. Proxies not marked to the contrary will be voted for the election of the persons listed above.

         Biographical information relating to these nominees for director positions appears above starting on page 4 of this Proxy Statement under the heading "DIRECTORS AND EXECUTIVE OFFICERS".

      THE BOARD UNANIMOUSLY RECOMMENDS A VOTE FOR APPROVAL OF ALL OF THE
                      NOMINEES FOR ELECTION AS DIRECTORS.

                                  PROPOSAL TWO
                    AMENDMENT TO CERTIFICATE OF INCORPORATION

         The Board of Directors has adopted, subject to stockholder approval, an amendment to the Company's Amended and Restated Certificate of Incorporation (i) to increase the authorized number of shares of Common Stock from 35,000,000 shares to 50,000,000 shares, and (ii) to increase the authorized number of shares of Preferred Stock from 5,000,000 shares to 10,000,000 shares (the "Amendment").

         The additional Common Stock to be authorized by the Amendment would have rights identical to the currently outstanding Common Stock of the Company. The additional Preferred Stock authorized under the Amendment may be issued by the Board of Directors from time to time in one or more series, with rights, preferences, privileges and restrictions designated by the Board without any further vote or action by the stockholders. The issuance of such Preferred Stock could adversely affect the voting power of holders of Common Stock and the likelihood that such holders will receive dividend payments and payments upon liquidation. The terms of any series of Preferred Stock to be issued will be largely dependent on market conditions and other factors existing at the time of issuance and sale. If the Amendment is adopted, it will become effective upon filing of a Certificate of Amendment of the Company's Amended and Restated Certificate of Incorporation (the "Certificate of Amendment") with the Secretary of State of the State of Delaware.

         As of May 7, 1998, there were 5,160,609 shares of Common Stock outstanding and 250,000 shares of Preferred Stock outstanding. In addition, the Board has reserved 1,381,600 shares of Common Stock for issuance upon exercise of options granted under the Company's stock option plans, 3,807,750 shares of Common Stock for issuance upon exercise of currently outstanding warrants, and 1,000,000 shares of Common Stock for issuance upon conversion of the presently outstanding shares of Series A Preferred Stock.

         There are currently a sufficient number of authorized shares of Preferred Stock and Common Stock under the Amended and Restated Certificate of Incorporation to complete the issuance contemplated by the Proposal Three of this Proxy Statement. Although at present the Board of Directors has no plans to issue the additional shares of Common Stock or the additional shares of Preferred Stock that would be authorized under the Amendment, it desires to have such shares available to provide additional flexibility to use its capital stock for business and financial purposes in the future. The additional shares may be used, without further stockholder approval in some circumstances, for various purposes including, without limitation, raising capital, establishing strategic relationships with other companies and expanding the Company's business through the acquisition of other businesses, or providing equity incentives to employees, officers or directors.

         The affirmative vote of the holders of a majority of the shares of the Common Stock will be required to approve this Amendment to the Company's Amended and Restated Certificate of Incorporation. As a result, abstentions and broker non-votes will have the same effect as negative votes.

       THE BOARD OF DIRECTORS RECOMMENDS A VOTE IN FAVOR OF THIS PROPOSAL
          TO ADOPT THE AMENDMENT TO THE CERTIFICATE OF INCORPORATION.

                                 PROPOSAL THREE
             ISSUANCE OF OPTION TO PURCHASE SERIES A PREFERRED STOCK


BACKGROUND - THE INITIAL FINANCING

         On March 23, 1998, the Company sold 250,000 shares of its Series A Convertible Preferred Stock (the "Series A Preferred Stock") to Energy Systems Investors, LLC (the "Investor"), a Delaware limited liability company controlled by Lawrence I. Schneider and Henry Schneider, for $2.25 million or $9.00 per share (the "Initial Financing"). The sale was made in reliance on Section 4(2) of the Securities Act of 1933, as amended (the "Securities Act") which offers an exemption from the registration requirements under the Securities Act under certain circumstances. Both the Initial Financing has been, and the financing contemplated hereby will be placed directly by the Company, and no placement agent has or will be retained.

         Prior to meeting with the Company, Mr. Schneider had been an acquaintance of Mr. Rosen, the Chairman of the Board of the Company, for over 20 years. Mr. Rosen introduced Mr. Schneider to the Company in February 1998. At such time, the Company was predicting a cash flow shortage in the immediate future and desired to engage in some manner of financing, either public or private.

         In November 1997, the Company contemplated but rejected a proposal to issue between $2.5 million and $10.0 million in either convertible preferred stock or a convertible note in a private placement to certain qualified investors. The proposal was brought to the Company by Pacific Continental Securities Corp., a California corporation ("Pacific Continental"), which would have received fees in the amount of 6% of the total proceeds of the offering in cash and 8% of the total proceeds of the offering in warrants to purchase shares of the Company's Common Stock. The convertible securities would have been convertible into shares of the Company's Common Stock any time after three months from the closing date of the contemplated transaction, and would have had a conversion price equal to the lesser of (i) the lowest sale price for the Company's Common Stock for the 25 trading days prior to conversion or (ii) 105% of the average closing price of the Common Stock for the five trading days ending on the closing date of the contemplated transaction. The investors would have received the right to have all of the shares of Common Stock underlying the preferred securities which they held registered for resale under the Securities Act within three months of closing.

         The Board of Directors of the Company rejected the Pacific Continental proposal after a full discussion of the benefits and potential negative ramifications of such a transaction. Of particular concern to the Board of Directors was the lack of any minimum conversion price, the relatively short period of time before the investors would hold registered and freely-tradable stock, the Company's lack of dealings with or knowledge of the investors, and the seemingly high cost of consummating the transaction. At such time, the Board of Directors decided that this proposal would not be in the best interests of the Company or its stockholders.

         In December 1997, the Company discussed with the managing underwriter of its 1996 public offering of Common Stock and warrants, Gaines Berland, Inc. ("Gaines Berland"), the possibility of undertaking a public offering of the securities of the Company. It was determined that while such a financing might be possible, it would be difficult due to the low market price of the Company's Common Stock, particularly in light of the fact that the Company did not then have any pending acquisitions or proposed definitive use of proceeds which could justify an $8.0 million to $15.0 million offering.

         In February 1998, at Mr. Rosen's suggestion, Mr. Schneider met with Richard Nelson, the President and CEO of the Company, to discuss the possibility of structuring a private placement of the Company's securities. Mr. Schneider initially mentioned that he would be interested in investing between $2.0 million and $4.0 million in the Company in exchange for a convertible stock or debt instrument. After further discussions with Mr. Schneider, the Company entered into a non-binding Letter of Intent dated March 3, 1998 (the "Letter of Intent") with Mr. Schneider, setting forth the general terms of the Initial Financing. The Letter of Intent was subject to the review of The Nasdaq Stock Market ("Nasdaq") with respect to the transaction's compliance with Nasdaq's rules and regulations protecting the rights of stockholders and the satisfactory completion of the due diligence investigation of the Company by Mr. Schneider.

         In determining whether to enter into the Initial Financing, the Board of Directors compared the terms of the transaction to the Pacific Continental private placement, other private financing options that had been suggested to the Company, and the possibility of undertaking a public financing. The terms of the Initial Financing addressed the Board's concerns about the lack of a minimum conversion price (which was set, subject to adjustment, at a price approximately 120% of the then current market price of the Company's Common Stock), and a longer lock-up period for the Investor (at least one year). Additionally, the Board considered the fact that Mr. Schneider would be investing his own money and serving on the Board of Directors of the Company, thus creating a substantial vested interest in the viability and success of the Company. The Board also considered the relative speed and efficiency in which the Initial Financing could be consummated. The Company would not have to pay any brokers fees or commissions in connection with the Initial Financing, and could close within 30 days of signing the Letter of Intent.

         In addition to the negotiated terms and conditions of the 250,000 shares of Series A Preferred Stock issued to the Investor (See "Terms of the Series A Preferred Stock"), the Company granted the Investor the following rights:


         1) An option to purchase an additional 220,000 shares of Series A Preferred Stock on the same terms and conditions as the Initial Financing at any time prior to one year from the date of the Annual Meeting, subject to the approval of the stockholders of the Company (the "Secondary Financing Option").


         2) Certain pre-emptive rights to purchase in any public or private offering of the Company's securities prior to March 22, 2000 (exclusive of issuances of Common Stock or options to purchase Common Stock to officers, directors, employees and consultants of the Company, or stock issued in connection with an acquisition or merger by the Company) a percentage of such issuance, on the same terms offered to other investors, equal to the Investor's then-current percentage of equity ownership in the Company.

         3) A grant (the "Event Grant") of Common Stock if any non-operational, extraordinary and non-recurring event (an "Event") occurs within 24 months of the date of the closing of the Initial Financing (the "Closing Date") and which arises from a situation preceding the Closing Date, which diminishes the stockholder equity in the Company as of January 31, 1998, in an amount greater than $500,000. The amount of any Event Grant will be equal to the decrease in stockholder equity multiplied by the Investor's then-current equity percentage ownership in the Company, divided by the lesser of (a) the average market price of the Company's Common Stock on the five trading days prior to the Event or (b) 150% of the Conversion Price. The Event Grant may, alternatively, be paid to the Investor in cash or some combination of cash and Common Stock at the option of the Company. This Event Grant is in addition to the conversion price adjustments and anti-dilutive measures granted to holders of the Series A Preferred Stock generally.


         Should an Event occur that would trigger the Company's obligation under this provision, the Company would be obligated, at its option, to give the Investor either cash or additional shares of Common Stock. If additional shares of Common Stock are issued, it would have no effect on stockholders' equity, but would result in some dilution to stockholders. Should the Company elect to pay cash, stockholders' equity would be reduced. If additional shares of Common Stock are issued, the amount of possible dilution will be dependent on three variables: (1) the amount of the effect of an Event on stockholders' equity, (2) the Investor's then-current percentage ownership in the Company and (3) the market price of the Company's Common Stock at the time the Event takes place. The greater (1) and (2), and the lower (3), the greater the dilution of stockholders.

         4) The appointment of Mr. Schneider to the Board of Directors of the Company and to the position of chairman of the Board's Executive Committee. The Company also agreed to nominate Mr. Schneider to the slate of Directors to be presented to the stockholders of the Company hereby.

         5) Certain registration rights with respect to the shares of Common Stock of the Company underlying the Investor's Series A Preferred Stock, as follows:

                  a) INCIDENTAL (PIGGYBACK) REGISTRATION RIGHTS. If the Company at any time after the first anniversary of the Closing Date proposes to file a registration statement under the Securities Act of 1933, as amended (the "Securities Act"), for the sale of equity securities for cash, upon the proper request of the Investor, the Company must include in such filing the number of shares of Common Stock into which the Series A Preferred Stock is convertible for which registration is so requested.

                  b) DEMAND REGISTRATION RIGHTS. At any time after the second anniversary of the Closing Date and prior to the fifteenth anniversary of the Closing Date, the Investor has one right to request that the Company effect the registration under the Securities Act of all or any portion of the Common Stock underlying the shares of the Investor's Series A Preferred Stock. In such event, the Company will use reasonable efforts to cause the restricted shares to be registered under the Securities Act, unless the Board of Directors of the Company determines in good faith that such registration would reasonably be likely to (i) interfere with or affect the negotiation or completion of any transaction that is being contemplated by the Company, or (ii) involve initial or continuing disclosure obligations that would not be in the best interest of the Company's stockholders.

INCREASE OF PROPOSED SECONDARY FINANCING OPTION

         During the week of March 9, 1998, in connection with the Investor's due diligence investigation of the Company, Messrs. Schneider and Nelson traveled to the Company's facilities in Reno, Nevada and Evansville, Indiana, to meet with several of the Company's operational personnel, business partners and clients. Upon return from the trip, Mr. Schneider suggested that, based upon his observations of the potential growth capabilities of the Company from an internal perspective and the possibility of finding suitable acquisitions for the Company, the Company's requirements for financing would probably exceed the additional $2.0 million which could be raised pursuant to the Secondary Financing Option as set forth in the Letter of Intent. Mr. Schneider requested that the Company consider increasing the amount of the Secondary Financing Option from $2.0 million to $8.0 million on the same terms as agreed to in the Initial Financing. Mr. Schneider stated that he believed the increased option amount was necessary for the Company's growth and profitability, as well as for the protection of his initial investment of $2.25 million.

         On April 7, 1998, after the consummation of the Initial Financing, the Board of the Directors met to discuss and vote on Mr. Schneider's request to increase the size of the Secondary Financing Option from $2.0 million to $8.0 million. A full discussion was held by the Board of Directors, which took into account the relative merits of increasing the size of the Secondary Financing Option versus seeking additional financing from other sources, including the ability of the Company to find alternative sources of financing, whether public or private, in a short period of time, on terms no less advantageous to the stockholders of the Company than those provided by the Secondary Financing Option, and in consideration of the current market price of the Company's Common Stock. The Board of Directors also considered the fact that Mr. Schneider had already invested $2.25 million in the Company and that he, as opposed to a new outside investor, had a substantial vested interest in the financial success of the

Company, was believed by the Company to be knowledgeable about the Company's business, and was believed by the Company to have had the ability to help the Company expand its current operations and acquire additional money-producing operations. The Board also considered Mr. Schneider's reputation for working with and increasing the value of small companies, similar in size and business as the Company.

         After a full discussion, the Board of Directors authorized an increase in the size of the Secondary Financing Option from a maximum of 220,000 shares of Series A Preferred Stock to a maximum of 888,888 shares of Series A Preferred Stock, at an aggregate purchase price of approximately $8.0 million, on the same terms and conditions as the Initial Financing (the "Amended Secondary Financing Option"). Additionally, the Board of Directors also passed a resolution amending the Certificate of Designation to increase the number of shares of Series A Preferred Stock from 600,000 shares to 1,200,000 shares, which would be required to consummate the Amended Secondary Financing Option.

STOCKHOLDER APPROVAL

         The issuance by the Company of the Series A Preferred Stock pursuant to the Amended Secondary Financing Option is subject to stockholder approval pursuant to the applicable rules of Nasdaq. Rule 4310 (c)(25)(H) of the Nasdaq rules of corporate governance (the "Rule") requires companies that are listed on the Nasdaq SmallCap Market to obtain stockholder approval prior to issuing common stock (or shares convertible into common stock) in a private financing at a price less than the market value of the common stock, where the amount of common stock to be issued (or issuable upon conversion) is or will be greater than 20% of the common stock or voting power of the Company outstanding prior to the issuance.

         The Rule also requires stockholder approval when an issuance of the securities of a company will result in a change in control of the issuer. The Securities Act defines the term "control" to mean the power to direct the management and policies of a person, directly or through one or more intermediaries, whether through ownership of voting securities, by contract or otherwise. The issuance of the 888,888 shares of Series A Preferred Stock in connection with the exercise of the Amended Secondary Financing Option could result in the Investor beneficially holding approximately 47% of the voting power of the Company.

         At the time of the Initial Financing, the $2.25 conversion price of the Series A Preferred Stock was approximately 12% above the market price of the Company's Common Stock. Immediately prior to the consummation of the Initial Financing, the 250,000 shares of Series A Preferred Stock were convertible into approximately 19.4% of the Common Stock and voting power of the Company. Fully diluted, such shares of Series A Preferred Stock currently held by the Investor are convertible into approximately 16.23% of the Company's Common Stock. The Company was not required to obtain stockholder approval for the Initial Financing.

         As of the date of this Proxy Statement, the $2.25 conversion price of the Series A Preferred Stock was approximately ___% [above/below] the market price of the Company's Common Stock.

         While the conversion price of the Series A Preferred Stock may or may not be below the market value of the Common Stock on any exercise or conversion date of the Amended Secondary Financing Option or the underlying shares of Series A Preferred Stock, the maximum number of shares of Common Stock issuable upon conversion of the Series A Preferred Stock, together with the maximum number of shares of Common Stock issuable upon conversion of the issuance of Series A Preferred Stock to the Investor in the Initial Financing, will be greater than 20% of the shares of Common Stock outstanding immediately prior to both financings. Additionally, because the Investor will control over 20% of the voting power and the Company's Common Stock if the Amended Secondary Financing Option is exercised, approval of the Company's stockholders is a condition to the issuance of the Amended Secondary Financing Option. The laws of the State of Delaware do not require stockholder approval to consummate the issuance of the Proposed Financing Option contemplated hereby.


TERMS OF THE SERIES A PREFERRED STOCK

         The rights, preferences and privileges of the Series A Preferred Stock are described below.

         DIVIDENDS. The holders of the Series A Preferred Stock are entitled to receive out of funds of the Company legally available for payment of cash dividends, payable quarterly in arrears, at the rate of $0.81 per share per annum, payable in cash, Common Stock or some combination thereof at the holder's option. No dividends will be declared or paid or set apart for payment on any Common Stock during any calendar quarter unless full dividends on the Series A Preferred Stock for all quarterly dividend periods ending prior to or during such calendar quarter have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof is set apart for such payment.

         VOTING RIGHTS. Each share of Series A Preferred Stock is entitled to a number of votes in any vote brought before the holders of the Common Stock of the Company equal to the per-share purchase price of the Series A Preferred Stock ($9.00) divided by the conversion price (as set forth below) determined as of the record date of such vote of stockholders. Currently, each share of Series A Preferred Stock is entitled to four votes per share.

         CONVERSION. Each holder of a share of Series A Preferred Stock has the right at any time to convert such share of Series A Preferred Stock into that number of fully paid and non-assessable shares of Common Stock equal to the per-share purchase price of the Series A Preferred Stock ($9.00) divided by the conversion price of such share of Series A Preferred Stock, as set forth below. Currently, each share of Series A Preferred Stock is convertible into four shares of the Common Stock of the Company.

         CONVERSION PRICE, ADJUSTMENTS. The conversion price of the Series A Preferred Stock (the "Conversion Price") is currently $2.25. The Conversion Price is subject to adjustment upon the happening of certain events, including stock splits, subdivisions or combinations of the Company's Common Stock. The Conversion Price also will be subject to adjustment in the event that the Company issues Common Stock, or Common Stock equivalents convertible into Common Stock, for consideration per share which is less than the then-applicable Conversion Price (a "Dilutive Issuance").

         If a Dilutive Issuance occurs in connection with an issuance of Common Stock (or Common Stock equivalents convertible into Common Stock) in a public or private offering of the Company's securities, the Conversion Price will be reduced to the price per share of the shares issued in the Dilutive Issuance. In such event, however, the Conversion Price will not be reduced below $1.00 unless the Company consummates any offering of its Common Stock (or Common Stock equivalents convertible into Common Stock) at a price, or conversion price, less than an amount equal to the net book value per share of the Company, as determined using the information provided in the Company's last quarterly or annual report as filed with the Securities and Exchange Commission, pursuant to the Securities Exchange Act of 1934, as amended.

         If there is a Dilutive Issuance in connection with an issuance of Common Stock (or Common Stock equivalents convertible into Common Stock) in an acquisition or merger, the Conversion Price will be reduced to the weighted average of the issue price per share of the Common Stock outstanding or deemed to be outstanding prior to the Dilutive Issuance and the per share price (or equivalent conversion price) of the shares issued in the Dilutive Issuance. The Conversion Price will not be adjusted for issuance of Common Stock upon the exercise of options or the issuance of stock options to officers, directors, employees or consultants of the Company.

         REDEMPTION. At the option of the Company at any time and from time to time after March 1, 2001, the Series A Preferred Stock may be redeemed in full or in part for cash, plus accrued and unpaid dividends, at the following prices per share:

              $12.15 after March 1, 2001 through February 28, 2002; $11.70 after March 1, 2002 through February 28, 2003; $11.25 after March 1, 2003.

         FORCED CONVERSION. The Company may force the conversion of the Series A Preferred Stock into shares of Common Stock, at the Conversion Price then in effect, at any time after March 1, 2006.

         LIQUIDATION PREFERENCE. In the event of any liquidation or winding up of the Company, the holders of the Series A Preferred Stock will be entitled to receive, prior and in preference to the holders of Common Stock, $9.00 per share of Series A Preferred Stock plus accrued and unpaid dividends. Thereafter, the remaining assets will be distributed ratably to the holders of the Common Stock.

         RESTRICTIVE COVENANTS. As long as any of the shares of Series A Preferred Stock sold in the Financings are outstanding, the Company may not, without the approval of holders representing a majority of the Series A Preferred Stock outstanding, take certain actions, including, without limitation: authorizing or issuing any class or series of equity security having equal or superior rights as to payment upon liquidation, dissolution or winding up; or redeeming or repurchasing outstanding securities of the Company, except securities issuable upon the exercise of outstanding options and warrants or issuable upon the exercise of options granted in the future.

         SINKING FUND.  The Series A Preferred Stock has no sinking fund.

         RESTRICTED SECURITIES. The outstanding shares of Series A Preferred Stock and the shares of Common Stock into which such Series A Preferred Stock is convertible have not been registered under the Securities Act of 1934, as amended (the "Securities Act") or any other applicable securities laws and are deemed to be "restricted securities" under the Securities Act. The Common Stock into which the outstanding Series A Preferred Stock is convertible may only be sold, assigned, transferred or otherwise disposed of if subsequently registered or an exemption from registration is available. The Investor has been granted certain registration rights, as set forth more fully above.

COMPANY'S CAPITAL NEEDS; CONSEQUENCES OF NON-APPROVAL

         Because of the restrictions of the Nasdaq Rule, the Company may not raise funds through the sale of equity securities without stockholder approval unless (i) the transaction results in an issuance or potential issuance of a number of shares of Common Stock which is less than 20% of the total number of shares of Common Stock currently outstanding, (ii) securities are sold at current market price, or (iii) the securities are sold in a public offering. The exercise of the Amended Secondary Financing Option, combined with the proceeds of the Initial Financing, could raise up to approximately $10.25 million, compared to a maximum of approximately $2.25 million which could be raised without stockholder approval. Based on current market conditions, management believes that a sale of the Company's securities in the public markets at the current market price of the Common Stock would most likely be unsuccessful. A public offering would also involve substantial delay and significant expense.

         The Company continuously evaluates the possibility of strategic acquisitions. It is management's belief that any such acquisitions would require cash, which, more than likely, would not be available but for the issuance and exercise of the Amended Secondary Financing Option. Management believes that the issuance of the Amended Secondary Financing Option can materially assist the Company in achieving its growth plans quicker and more efficiently than would otherwise be possible. Therefore, management believes that the Company's best option is to complete the Amended Secondary Financing Option on the terms outlined in the proposal set forth herein. If the Amended Secondary Financing Option is not approved, the Company may experience difficulties or delays in implementing its current plans for expansion and internal growth.

USE OF PROCEEDS

         The Company plans to use the proceeds which may be received if or when the Amended Secondary Financing Option is exercised for possible future acquisitions and internal expansion, as well as for general working capital. The Investor has indicated to the Company that it currently intends to exercise its option to purchase all or a portion of the Amended Secondary Financing Option, if approved hereby, as needed by the Company.

PRO FORMA BALANCE SHEET UPON ISSUANCE AND
EXERCISE OF THE AMENDED SECONDARY FINANCING OPTION


         The following is a brief summary of the pro forma effects of the issuance and exercise of the Amended Secondary Financing Option on the Company's consolidated balance sheet as at April 30, 1998.



  PRO FORMA EFFECT OF AMENDED SECONDARY FINANCING OPTION AS AT APRIL 30, 1998

(in thousands, except for per share data)                     ACTUAL 4/30/98       ADJUSTMENT (1)    PRO FORMA AS ADJUSTED (1)
                                                             ----------------     ----------------  ---------------------------
ASSETS
     Total Current Assets                                         3,159                 8,000                11,159
     All Other Assets                                            11,646                                      11,646

     Total Assets                                                14,805                                      22,805
                                                                 ------                                      ------
LIABILITIES
     Total Current Liabilities                                    1,486                                       1,486
     Total Long-Term Debt                                         1,307                                       1,307
     Total Liabilities                                            2,793                                       2,793

Minority Interests                                                  504                                         504

Stockholders' Equity                                             11,508                 8,000                19,508

Total Liability and Equity                                       14,805                                      22,805
                                                                 ======                                      ======
Net (Loss)                                                      $  (270)                                    $  (270)

(Loss) Per Share of Common Stock                                $ (0.05)                                    $ (0.05)

--------------------


(1) Adjusted to reflect the exercise of an option to purchase 888,888 shares of the Series A Preferred Stock of the Company at $9.00 per share.

BOARD RECOMMENDATION

         Although the issuance of shares of Series A Preferred Stock pursuant to the Amended Secondary Financing Option may have a dilutive effect on the Company's current stockholders, provided the Conversion Price of the Series A Preferred Stock is below the then current market value of the Common Stock on the date of conversion, the Board of Directors believes that stockholder approval of the issuance of the Amended Secondary Financing Option is in the best interest of the Company because it will provide the Company with an efficient means to raise capital for use in acquisitions and internal expansion on terms which it believes are fair to the stockholders of the Company. Accordingly, the Board of Directors recommends the approval of the issuance of the Amended Secondary Financing Option.

         The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the meeting will be required to approve the issuance of the Amended Secondary Financing Option. The Investor will not be allowed to vote its shares of Series A Preferred Stock for or against this Proposal Three.

                    THE BOARD OF DIRECTORS RECOMMENDS A VOTE
                IN FAVOR OF THE ISSUANCE OF AN OPTION TO PURCHASE
                            SERIES A PREFERRED STOCK

                                 PROPOSAL FOUR
             APPROVAL OF 1998 EXECUTIVE INCENTIVE COMPENSATION PLAN

BACKGROUND AND PURPOSE.


     On May 28, 1998, the Board of Directors adopted the 1998 Executive Incentive Compensation Plan (the "Plan") and recommended that it be submitted to the Company's stockholders for their approval at the Annual Meeting. The terms of the Plan provide for grants of stock options, stock appreciation rights ("SARs"), restricted stock, deferred stock, other stock related awards and performance or annual incentive awards that may be settled in cash, stock or other property (collectively, "Awards"). The Plan is intended to supersede the Company's 1997 Stock Option Plan and the 1996 Stock Option Plan (the "Preexisting Plans"). No Awards have been made under the Plan as of the date of this Proxy Statement, and no Awards will be granted under the Plan unless the Plan is approved by the Company's stockholders at the Annual Meeting.


     Stockholder approval of the Plan is required (i) for purposes of compliance with certain exclusions from the limitations of Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), which are further described below, (ii) in order for the Plan to be eligible under the "plan lender" exemption from the margin requirements of Regulation G promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and (iii) by the rules of the Nasdaq SmallCap Market.


     Although certain types of Awards authorized under the Plan are similar to those under the Preexisting Plans, the Board determined to adopt an entirely new plan in order to respond to the regulations under Section 162(m) of the Code, to broaden the types of performance goals that may be set and the types of Awards that may be granted by the Committee (as defined below under "ADMINISTRATION") and otherwise to add flexibility to annual incentive awards and other performance-based awards intended to qualify for corporate tax deductions under
Section 162(m), to increase the number of shares of Common Stock that may be subject to Awards, and to otherwise adopt provisions intended to enable the Committee to better promote the goals of the Company's compensation policies and programs, as discussed above. See "Executive Compensation."


     The following is a summary of certain principal features of the Plan. This summary is qualified in its entirety by reference to the complete text of the Plan, which is attached to this Proxy Statement as Exhibit A. Stockholders are urged to read the actual text of the Plan in its entirety.

SHARES AVAILABLE FOR AWARDS; ANNUAL PER PERSON LIMITATIONS

     Under the Plan, the total number of shares of Common Stock that may be subject to the granting of Awards under the Plan at any time during the term of the Plan shall be equal to 1,500,000 shares, plus the number of shares with respect to which Awards previously granted under the Preexisting Plans that terminate without being exercised, and the number of shares that are surrendered in payment of any Awards or any tax withholding requirements.


     The Plan limits the number of shares which may be issued pursuant to incentive stock options to 1,500,000 shares. In addition, the Plan imposes individual limitations on the amount of certain Awards in part to comply with Code Section 162(m). Under these limitations, during any fiscal year the number of options, SARs, restricted shares of Common Stock, deferred shares of Common Stock, shares as a bonus or in lieu of other Company obligations, and other stock based Awards granted to any one participant may not exceed 250,000 for each type of such Award, subject to adjustment in certain circumstances. The maximum amount that may be paid out as an annual incentive Award or other cash Award in any fiscal year to any one participant is $2,000,000, and the maximum amount that may be earned as a performance Award or other cash Award in respect of a performance period by any one participant is $5,000,000.

     The Committee is authorized to adjust the limitations described in the preceding paragraph and is authorized to adjust outstanding Awards (including adjustments to exercise prices of options and other affected terms of Awards) in the event that a dividend or other distribution (whether in cash, shares of Common Stock or other property), recapitalization, forward or reverse split, reorganization, merger, consolidation, spin-off, combination, repurchase, share exchange or other similar corporate transaction or event affects the Common Stock so that an adjustment is appropriate in order to prevent dilution or enlargement of the rights of participants. The Committee is also authorized to adjust performance conditions and other terms of Awards in response to these kinds of events or in response to changes in applicable laws, regulations or accounting principles.


ELIGIBILITY


     The persons eligible to receive Awards under the Plan are the officers, directors, employees and independent contractors of the Company and its subsidiaries. No independent contractor will be eligible to receive any Awards other than stock options. An employee on leave of absence may be considered as still in the employ of the Company or a subsidiary for purposes of eligibility for participation in the Plan. As of May 28, 1998, approximately 30 persons were eligible to participate in the Plan.


ADMINISTRATION


     The Plan is to be administered by a committee designated by the Board of Directors consisting of not less than two directors (the "Committee"), each member of which must be a "non-employee director" as defined under Rule 16b 3 under the Exchange Act and an "outside director" for purposes of Section 162(m) of the Code. However, except as otherwise required to comply with Rule 16b-3 of the Exchange Act, or Section 162(m) of the Code, the Board may exercise any power or authority granted to the Committee. The Compensation Committee of the Board has been appointed as the Committee for the Plan. Subject to the terms of the Plan, the Committee or the Board is authorized to select eligible persons to receive Awards, determine the type and number of Awards to be granted and the number of shares of Common Stock to which Awards will relate, specify times at which Awards will be exercisable or settleable (including performance conditions that may be required as a condition thereof), set other terms and conditions of Awards, prescribe forms of Award agreements, interpret and specify rules and regulations relating to the Plan, and make all other determinations that may be necessary or advisable for the administration of the Plan.


STOCK OPTIONS AND SARS


     The Committee or the Board is authorized to grant stock options, including both incentive stock options ("ISOs"), which can result in potentially favorable tax treatment to the participant, and non qualified stock options, and SARs entitling the participant to receive the amount by which the fair market value of a share of Common Stock on the date of exercise (or defined "change in control price" following a change in control) exceeds the grant price of the SAR. The exercise price per share subject to an option and the grant price of an SAR are determined by the Committee, but in the case of an ISO must not be less than the fair market value of a share of Common Stock on the date of grant. For purposes of the Plan, the term "fair market value" means the fair market value of Common Stock, Awards or other property as determined by the Committee or the Board or under procedures established by the Committee or the Board. Unless otherwise determined by the Committee or the Board, the fair market value of Common Stock as of any given date shall be the closing sales price per share of Common Stock as reported on the principal stock exchange or market on which Common Stock is traded on the date as of which such value is being determined or, if there is no sale on that date, then on the last previous day on which a sale was reported. The maximum term of each option or SAR, the times at which each option or SAR will be exercisable, and provisions requiring forfeiture of unexercised options or SARs at or following termination of employment generally are fixed by the Committee or the Board, except that no option or SAR may have a term exceeding ten years. Options may be exercised by payment of the exercise price in cash, shares that have been held for at least six months, outstanding Awards or other property having a fair market value equal to the exercise price, as the Committee or the Board may determine from time to time. Methods of exercise and settlement and other terms of the SARs are determined by the Committee or the Board. SARs granted under the Plan may include "limited SARs" exercisable for a stated period of time following a change in control of the Company, as discussed below.

RESTRICTED AND DEFERRED STOCK

     The Committee or the Board is authorized to grant restricted stock and deferred stock. Restricted stock is a grant of shares of Common Stock which may not be sold or disposed of, and which may be forfeited in the event of certain terminations of employment, prior to the end of a restricted period specified by the Committee or the Board. A participant granted restricted stock generally has all of the rights of a stockholder of the Company, unless otherwise determined by the Committee or the Board. An Award of deferred stock confers upon a participant the right to receive shares of Common Stock at the end of a specified deferral period, subject to possible forfeiture of the Award in the event of certain terminations of employment prior to the end of a specified restricted period. Prior to settlement, an Award of deferred stock carries no voting or dividend rights or other rights associated with share ownership, although dividend equivalents may be granted, as discussed below.

DIVIDEND EQUIVALENTS

     The Committee or the Board is authorized to grant dividend equivalents conferring on participants the right to receive, currently or on a deferred basis, cash, shares of Common Stock, other Awards or other property equal in value to dividends paid on a specific number of shares of Common Stock or other periodic payments. Dividend equivalents may be granted alone or in connection with another Award, may be paid currently or on a deferred basis and, if deferred, may be deemed to have been reinvested in additional shares of Common Stock, Awards or otherwise as specified by the Committee or the Board.

BONUS STOCK AND AWARDS IN LIEU OF CASH OBLIGATIONS


     The Committee or the Board is authorized to grant shares of Common Stock as a bonus, free of restrictions, or to grant shares of Common Stock or other Awards in lieu of Company obligations to pay cash under the Plan or other plans or compensatory arrangements, subject to such terms as the Committee or the Board may specify.


OTHER STOCK BASED AWARDS

     The Committee or the Board is authorized to grant Awards that are denominated or payable in, valued by reference to, or otherwise based on or related to shares of Common Stock. Such Awards might include convertible or exchangeable debt securities, other rights convertible or exchangeable into shares of Common Stock, purchase rights for shares of Common Stock, Awards with value and payment contingent upon performance of the Company or any other factors designated by the Committee or the Board, and Awards valued by reference to the book value of shares of Common Stock or the value of securities of or the performance of specified subsidiaries or business units. The Committee or the Board determines the terms and conditions of such Awards.

PERFORMANCE AWARDS, INCLUDING ANNUAL INCENTIVE AWARDS

     The right of a participant to exercise or receive a grant or settlement of an Award, and the timing thereof, may be subject to such performance conditions (including subjective individual goals) as may be specified by the Committee or the Board. In addition, the Plan authorizes specific annual incentive Awards, which represent a conditional right to receive cash, shares of Common Stock or other Awards upon achievement of certain preestablished performance goals and subjective individual goals during a specified fiscal year. Performance Awards and annual incentive Awards granted to persons whom the Committee expects will, for the year in which a deduction arises, be "covered employees" (as defined below) will, if and to the extent intended by the Committee, be subject to provisions that should qualify such Awards as "performance based compensation" not subject to the limitation on tax deductibility by the Company under Code
Section 162(m). For purposes of Section 162(m), the term "covered employee" means the Company's chief executive officer and each other person whose compensation is required to be disclosed in the Company's filings with the SEC by reason of that person being among the four highest compensated officers of the Company as of the end of a taxable year. If and to the extent required under
Section 162(m) of the Code, any power or authority relating to a performance Award or annual incentive Award intended to qualify under Section 162(m) of the Code is to be exercised by the Committee and not the Board.

     Subject to the requirements of the Plan, the Committee or the Board will determine performance Award and annual incentive Award terms, including the required levels of performance with respect to specified business criteria, the corresponding amounts payable upon achievement of such levels of performance, termination and forfeiture provisions and the form of settlement. In granting annual incentive or performance Awards, the Committee or the Board may establish unfunded award "pools," the amounts of which will be based upon the achievement of a performance goal or goals based on one or more of certain business criteria described in the Plan (including, for example, total stockholder return, net income, pretax earnings, EBITDA, earnings per share, and return on investment). During the first 90 days of a fiscal year or performance period, the Committee or the Board will determine who will potentially receive annual incentive or performance Awards for that fiscal year or performance period, either out of the pool or otherwise.

     After the end of each fiscal year or performance period, the Committee or the Board will determine (i) the amount of any pools and the maximum amount of potential annual incentive or performance Awards payable to each participant in the pools and (ii) the amount of any other potential annual incentive or performance Awards payable to participants in the Plan. The Committee or the Board may, in its discretion, determine that the amount payable as an annual incentive or performance Award will be reduced from the amount of any potential Award.

OTHER TERMS OF AWARDS

     Awards may be settled in the form of cash, shares of Common Stock, other Awards or other property, in the discretion of the Committee or the Board. The Committee or the Board may require or permit participants to defer the settlement of all or part of an Award in accordance with such terms and conditions as the Committee or the Board may establish, including payment or crediting of interest or dividend equivalents on deferred amounts, and the crediting of earnings, gains and losses based on deemed investment of deferred amounts in specified investment vehicles. The Committee or the Board is authorized to place cash, shares of Common Stock or other property in trusts or make other arrangements to provide for payment of the Company's obligations under the Plan. The Committee or the Board may condition any payment relating to an Award on the withholding of taxes and may provide that a portion of any shares of Common Stock or other property to be distributed will be withheld (or previously acquired shares of Common Stock or other property be surrendered by the participant) to satisfy withholding and other tax obligations. Awards granted under the Plan generally may not be pledged or otherwise encumbered and are not transferable except by will or by the laws of descent and distribution, or to a designated beneficiary upon the participant's death, except that the Committee or the Board may, in its discretion, permit transfers for estate planning or other purposes subject to any applicable restrictions under Rule 16b-3.

     Awards under the Plan are generally granted without a requirement that the participant pay consideration in the form of cash or property for the grant (as distinguished from the exercise), except to the extent required by law. The Committee or the Board may, however, grant Awards in exchange for other Awards under the Plan, awards under other Company plans, or other rights to payment from the Company, and may grant Awards in addition to and in tandem with such other Awards, rights or other awards.

ACCELERATION OF VESTING; CHANGE IN CONTROL

     The Committee or the Board may, in its discretion, accelerate the exercisability, the lapsing of restrictions or the expiration of deferral or vesting periods of any Award, and such accelerated exercisability, lapse, expiration and if so provided in the Award agreement, vesting shall occur automatically in the case of a "change in control" of the Company, as defined in the Plan (including the cash settlement of SARs and "limited SARs" which may be exercisable in the event of a change in control). In addition, the Committee or the Board may provide in an Award agreement that the performance goals relating to any performance based Award will be deemed to have been met upon the occurrence of any "change in control." Upon the occurrence of a change in control, if so provided in the Award agreement, stock options and limited SARs (and other SARs which so provide) may be cashed out based on a defined "change in control price," which will be the higher of (i) the cash and fair market value of property that is the highest price per share paid (including extraordinary dividends) in any reorganization, merger, consolidation, liquidation, dissolution or sale of substantially all assets of the Company, or
(ii) the highest fair market value per share (generally based on market prices) at any time during the 60 days before and 60 days after a change in control.

For purposes of the Plan, the term "change in control" generally means (a) approval by stockholders of any reorganization, merger or consolidation or other transaction or series of transactions if persons who were stockholders immediately prior to such reorganization, merger or consolidation or other transaction do not, immediately thereafter, own more than 50% of the combined voting power of the reorganized, merged or consolidated company's then outstanding, voting securities, or a liquidation or dissolution of the Company or the sale of all or substantially all of the assets of the Company (unless the reorganization, merger, consolidation or other corporate transaction, liquidation, dissolution or sale is subsequently abandoned), or (b) a change in the composition of the Board such that the persons constituting the Board on the date the Award is granted (the "Incumbent Board"), and subsequent directors approved by the Incumbent Board (or approved by such subsequent directors), cease to constitute at least a majority of the Board, or (c) the acquisition by any person, entity or "group", within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act, of more than 50% of either the then outstanding shares of the Company's Common Stock or the combined voting power of the Company's then outstanding voting securities entitled to vote generally in the election of directors (hereinafter referred to as the ownership of a "Controlling Interest") excluding, for this purpose, any acquisitions by (1) the Company or its Subsidiaries, (2) any person, entity or "group" that as of the date on which the Award is granted owns beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Securities Exchange Act) of a Controlling Interest or (3) any employee benefit plan of the Company or its Subsidiaries.

AMENDMENT AND TERMINATION

     The Board of Directors may amend, alter, suspend, discontinue or terminate the Plan or the Committee's authority to grant Awards without further stockholder approval, except stockholder approval must be obtained for any amendment or alteration if such approval is required by law or regulation or under the rules of any stock exchange or quotation system on which shares of Common Stock are then listed or quoted. Thus, stockholder approval may not necessarily be required for every amendment to the Plan which might increase the cost of the Plan or alter the eligibility of persons to receive Awards. Stockholder approval will not be deemed to be required under laws or regulations, such as those relating to ISOs, that condition favorable treatment of participants on such approval, although the Board may, in its discretion, seek stockholder approval in any circumstance in which it deems such approval advisable. Unless earlier terminated by the Board, the Plan will terminate at such time as no shares of Common Stock remain available for issuance under the Plan and the Company has no further rights or obligations with respect to outstanding Awards under the Plan.

SECURITIES ACT REGISTRATION

     The Company intends to register the shares of Common Stock available for Awards under the Plan pursuant to a Registration Statement on Form S-8 filed with the SEC.

FEDERAL INCOME TAX CONSEQUENCES OF AWARDS OF OPTIONS

     The following is a brief description of the federal income tax consequences generally arising with respect to Awards of options under the Plan.

     The grant of an option will create no tax consequences for the participant or the Company. A participant will not have taxable income upon exercising an ISO (except that the alternative minimum tax may apply). Upon exercising an option other than an ISO, the participant must generally recognize ordinary income equal to the difference between the exercise price and the fair market value of the freely transferable and non forfeitable shares of Common Stock acquired on the date of exercise.

     Upon a disposition of shares of Common Stock acquired upon exercise of an ISO before the end of the applicable ISO holding periods, the participant must generally recognize ordinary income equal to the lesser of (i) the fair market value of the shares of Common Stock at the date of exercise of the ISO minus the exercise price, or (ii) the amount realized upon the disposition of the ISO shares of Common Stock minus the exercise price. Otherwise, a participant's disposition of shares of Common Stock acquired upon the exercise of an option (including an ISO for which the ISO holding periods are met) generally will result in short term or long term capital gain or loss measured by the difference between the sale price and the participant's tax basis in such shares of Common Stock (the tax basis generally being the exercise price plus any amount previously recognized as ordinary income in connection with the exercise of the option). The Company generally will be entitled to a tax deduction equal to the amount recognized as ordinary income by the participant in connection with an option.

     The Company generally is not entitled to a tax deduction relating to amounts that represent a capital gain to a participant. Accordingly, the Company will not be entitled to any tax deduction with respect to an ISO if the participant holds the shares of Common Stock for the ISO holding periods prior to disposition of the shares.

     The Omnibus Budget Reconciliation Act of 1993 added Section 162(m) to the Code, which generally disallows a public company's tax deduction for compensation to covered employees in excess of $1 million in any tax year beginning on or after January 1, 1994. Compensation that qualifies as "performance based compensation" is excluded from the $1 million deductibility cap, and therefore remains fully deductible by the company that pays it. As discussed above, the Company intends that options and certain other Awards granted to employees whom the Committee expects to be covered employees at the time a deduction arises in connection with such Awards, qualify as such "performance based compensation," so that such Awards will not be subject to the
Section 162(m) deductibility cap of $1 million. Future changes in Section 162(m) or the regulations thereunder may adversely affect the ability of the Company to ensure that options or other Awards under the Plan will qualify as "performance based compensation" that is fully deductible by the Company under Section 162(m).

     The foregoing discussion, which is general in nature and is not intended to be a complete description of the federal income tax consequences of the Plan, is intended for the information of stockholders considering how to vote at the Annual Meeting and not as tax guidance to participants in the Plan. This discussion does not address the effects of other federal taxes or taxes imposed under state, local or foreign tax laws. Participants in the Plan should consult a tax advisor as to the tax consequences of participation.

NEW PLAN BENEFITS

     No Awards have been granted under the Plan through the date of this Proxy Statement. The table sets forth, as of May 28, 1998, the assumed amount and dollar value of Awards that would have been received by the Named Officers and by certain other groups of individuals during fiscal 1997 if the Plan had then been in effect. The assumed amounts are based upon the awards actually granted during fiscal 1997 under the Preexisting Plans, which are to be replaced with the Plan. See "Executive Compensation."

                                                                 STOCK OPTIONS(1)
                                                            -----------------------
                                                             NUMBER OF    VALUE OF
                                                              OPTIONS      OPTIONS
NAME AND POSITION                                             GRANTED      GRANTED
---------------------------------------------------------   ----------    ---------

RICHARD H. NELSON, President, CEO and Director...........      50,000(2)    $1,565

HOWARD A. NEVINS, Executive Vice President and Director..     100,000(3)    $    0

All current executive officers as a group (4 persons) ...     215,000       $3,600

All current directors who are not executive
 officers (4 persons) ...................................      60,000       $1,898

All employees, other than executive officers
 (19 persons) ...........................................     197,000       $  313


-----------------------------

(1) Represents options granted in fiscal 1997 under the Company's 1997 Plan and 1996 Plan. For purposes of this table, the value of each option was deemed to be the amount, if any, by which the closing market price of a share of Common Stock on May 28, 1998 ($2.0625) exceeds the option's exercise price. The value is determined without regard to whether the option is currently exercisable or not. All options are nonqualified options with exercise prices ranging from $2.031 to $4.375 per share (the market price on the date of grant), generally become exercisable at the rate of 50% on each of the first two anniversaries of the date of grant, and generally have a term of 10 years.

(2) Mr. Nelson's options vested 50% immediately upon grant and 50% six months later.

(3) Mr. Nevins' options vest 100% on the first anniversary of the date of grant.


         The Company believes that Awards granted under the Plan will be granted primarily to those persons who possess a capacity to contribute significantly to the successful performance of the Company. Because persons to whom Awards may be made are to be determined from time to time by the Committee in its discretion, it is impossible at this time to indicate the precise number, name or positions of persons who will hereafter receive Awards or the nature and terms of such Awards.

             THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL
                 OF THE PROPOSAL TO APPROVE THE 1998 EXECUTIVE
                          INCENTIVE COMPENSATION PLAN.

         CERTAIN ANTI-TAKEOVER EFFECTS OF PROPOSALS TWO, THREE AND FOUR



         The potential issuance of additional shares of the Company's Common Stock and Preferred Stock, pursuant to Proposal Two, the issuance of the option to purchase 888,888 shares of Series A Preferred Stock to the Investor, pursuant to Proposal Three, and the adoption of the Plan, pursuant to Proposal Four, could operate to deter a potential takeover of the Company. For example, the issuance of the shares authorized under the proposed Amendment to the Company's Certificate of Incorporation or the voting control held by the holder of the Series A Preferred Stock could operate to (i) preserve current management; (ii) make more difficult or discourage a merger, tender offer or proxy contest directed at the Company; (iii) delay the assumption of control by a holder of a large block of the Company's shares and the removal of incumbent management; or
(iv) increase the degree of control of current management. Approval of Proposals Two, Three or Four could be to the advantage of incumbent management in a hostile takeover attempt and to the disadvantage of stockholders who might want to participate in the takeover transaction. The Board of Directors, currently has no plans, arrangements or understandings, written or oral, for the issuance of any additional stock or the voting of the shares of Series A Preferred Stock, and is not aware of any proposal or intention on the part of any person to attempt a merger, tender offer or any other similar transaction with the Company.



         Other provisions of the Company's Certificate of Incorporation currently in effect could have the effect of deterring takeovers. The Company's Certificate of Incorporation (i) provides for a Board of Directors that is divided into three classes of directors serving staggered three-year terms; (ii) requires that written notice of the intent to make a nomination for the election of directors at a meeting of stockholders be received by the Secretary of the Company not later than specified periods prior to the meeting; and (iii) does not provide for cumulative voting. Approval of Proposals Two, Three or Four could, when taken together with the existing Certificate of Incorporation provisions noted above, increase the aggregate anti-takeover effect of provisions in the Company's Certificate of Incorporation. Management has no present intention to propose in any future proxy solicitations any other amendments to the Company's Certificate of Incorporation that would have an anti-takeover effect.


                                  MISCELLANEOUS

INDEPENDENT AUDITORS

         The Audit Committee and the Board of Directors have selected the firm of Richard A. Eisner & Co., LLC ("Eisner"), independent certified public accountants, to examine the consolidated financial statements of the Company and its subsidiaries for the fiscal year ended January 31, 1998. Representatives of Eisner are expected to be available at the Annual Meeting by telephone, and will have an opportunity to make a statement if they desire to do so and to respond to appropriate questions from shareholders.

COMPLIANCE WITH SECTION 16(a) OF THE EXCHANGE ACT

         Section 16(a) of the Securities Exchange Act of 1934 (the "Exchange Act") requires that the Company's officers and directors, and persons who own more than ten percent of a registered class of the Company's equity securities, file reports of ownership and changes in ownership with the Securities and Exchange Commission. Officers, directors and greater than ten percent stockholders are required by regulation to furnish to the Company copies of all
Section 16(a) forms they file. Based solely on its review of the copies of such forms received by it, or written representations from certain reporting persons, the Company believes that during the fiscal year ended January 31, 1998, all officers, directors, and greater than ten percent beneficial owners complied with all applicable
Section 16(a) filing requirements.

DOCUMENTS INCORPORATED BY REFERENCE

         The Company's Annual Report on Form 10-KSB for the year ended January 31, 1998 is incorporated herein by reference. Certain financial information from the Form 10-KSB and management's discussion and analysis of this information has been included in the Annual Report to Stockholders, a copy of which has been mailed with this Proxy Statement.

         All documents filed by the Company pursuant to sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, after the mailing date of this proxy statement and prior to June 15, 1998, the date of the Annual Meeting, will be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents. Any statement contained in this proxy statement or in a document incorporated or deemed to be incorporated by reference herein will be deemed to be modified or superseded for purposes of this Proxy Statement to the extent that a statement contained herein or in any subsequently-filed document which also is or is deemed to be incorporated by reference herein modifies or superseded such statement. Any such statement so modified or superseded will not be deemed, as modified or superseded, to constitute a part of this Proxy Statement.

OTHER MATTERS

         The Board of Directors know of no other business to be presented at the meeting, but if other matters do properly come before the meeting, it is intended that the persons named in the Proxy will vote in respect thereof in accordance with their best judgment.

STOCKHOLDER PROPOSALS

         Proposals of stockholders that are intended to be presented at the Company's 1999 Annual Meeting of Stockholders must be received by the Company by May 1, 1999 in order to be included in the proxy statement and proxy relating to that Annual Meeting.

                                By Order of the Board of Directors



                                Seymour J. Beder
                                Chief Financial Officer and Secretary



West Palm Beach, Florida
June __, 1998

                                   APPENDIX A

                            U.S. ENERGY SYSTEMS, INC.

                   1998 EXECUTIVE INCENTIVE COMPENSATION PLAN

         1. PURPOSE. The purpose of this 1998 Executive Incentive Compensation Plan (the "Plan") is to assist U.S. ENERGY SYSTEMS, INC., a Delaware corporation (the "Company") and its subsidiaries in attracting, motivating, retaining and rewarding high-quality executives and other employees, officers, Directors and independent contractors by enabling such persons to acquire or increase a proprietary interest in the Company in order to strengthen the mutuality of interests between such persons and the Company's stockholders, and providing such persons with annual and long term performance incentives to expend their maximum efforts in the creation of stockholder value. The Plan is also intended to qualify certain compensation awarded under the Plan for tax deductibility under Section 162(m) of the Code (as hereafter defined) to the extent deemed appropriate by the Committee (or any successor committee) of the Board of Directors of the Company.

         2. DEFINITIONS. For purposes of the Plan, the following terms shall be defined as set forth below, in addition to such terms defined in Section 1 hereof.

                  (a) "Annual Incentive Award" means a conditional right granted to a Participant under Section 8(c) hereof to receive a cash payment, Stock or other Award, unless otherwise determined by the Committee, after the end of a specified fiscal year.

                  (b) "Award" means any Option, SAR (including Limited SAR), Restricted Stock, Deferred Stock, Stock granted as a bonus or in lieu of another award, Dividend Equivalent, Other Stock-Based Award, Performance Award or Annual Incentive Award, together with any other right or interest, granted to a Participant under the Plan.

                  (c) "Beneficiary" means the person, persons, trust or trusts which have been designated by a Participant in his or her most recent written beneficiary designation filed with the Committee to receive the benefits specified under the Plan upon such Participant's death or to which Awards or other rights are transferred if and to the extent permitted under Section 10(b) hereof. If, upon a Participant's death, there is no designated Beneficiary or surviving designated Beneficiary, then the term Beneficiary means the person, persons, trust or trusts entitled by will or the laws of descent and distribution to receive such benefits.

                  (d) "Beneficial Owner", "Beneficially Owning" and "Beneficial Ownership" shall have the meanings ascribed to such terms in Rule 13d-3 under the Exchange Act and any successor to such Rule.

                  (e) "Board" means the Company's Board of Directors.

                  (f) "Change in Control" means Change in Control as defined with related terms in Section 9 of the Plan.

                  (g) "Change in Control Price" means the amount calculated in accordance with Section 9(c) of the Plan.

                  (h) "Code" means the Internal Revenue Code of 1986, as amended from time to time, including regulations thereunder and successor provisions and regulations thereto.

                  (i) "Committee" means a committee designated by the Board to administer the Plan; provided, however, that the Committee shall consist of at least two directors, and each member of which shall be (i) a "non-employee director" within the meaning of Rule 16b-3 under the Exchange Act, unless administration of the Plan by "non-employee directors" is not then required in order for exemptions under Rule 16b-3 to apply to transactions under the Plan, and (ii) an "outside director" within the meaning of Section 162(m) of the Code, unless administration of the Plan by "outside directors" is not then required in order to qualify for tax deductibility under Section 162(m) of the Code.

                  (j) "Corporate Transaction" means a Corporate Transaction as defined in Section 9(b)(i) of the Plan.

                  (k) "Covered Employee" means an Eligible Person who is a Covered Employee as specified in Section 8(e) of the Plan.

                  (l) "Deferred Stock" means a right, granted to a Participant under Section 6(e) hereof, to receive Stock, cash or a combination thereof at the end of a specified deferral period.

                  (m) "Director" means a member of the Board.

                  (n) "Disability" means a permanent and total disability (within the meaning of Section 22(e) of the Code), as determined by a medical doctor satisfactory to the Committee.

                  (o) "Dividend Equivalent" means a right, granted to a Participant under Section 6(g) hereof, to receive cash, Stock, other Awards or other property equal in value to dividends paid with respect to a specified number of shares of Stock, or other periodic payments.

                  (p) "Effective Date" means the effective date of the Plan, which shall be June 1, 1998.

                  (q) "Eligible Person" means each Executive Officer of the Company (as defined under the Exchange Act) and other officers, Directors and employees of the Company or of any Subsidiary, and independent contractors with the Company or any Subsidiary. The foregoing notwithstanding, only employees of the Company or any Subsidiary shall be Eligible Persons for purposes of receiving any Incentive Stock Options. An employee on leave of absence may be considered as still in the employ of the Company or a Subsidiary for purposes of eligibility for participation in the Plan.

                  (r) "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time, including rules thereunder and successor provisions and rules thereto.

                  (s) "Executive Officer" means an executive officer of the Company as defined under the Exchange Act.

                  (t) "Fair Market Value" means the fair market value of Stock, Awards or other property as determined by the Committee or the Board, or under procedures established by the Committee or the Board. Unless otherwise determined by the Committee or the Board, the Fair Market Value of Stock as of any given date shall be the closing sale price per share reported on a consolidated basis for stock listed on the principal stock exchange or market on which Stock is traded on the date as of which such value is being determined or, if there is no sale on that date, then on the last previous day on which a sale was reported.

                  (u) "Incentive Stock Option" or "ISO" means any Option intended to be designated as an incentive stock option within the meaning of
Section 422 of the Code or any successor provision thereto.

                  (v) "Incumbent Board" means the Incumbent Board as defined in
Section 9(b)(ii) of the Plan.

                  (w) "Limited SAR" means a right granted to a Participant under
Section 6(c) hereof.

                  (x) "Option" means a right granted to a Participant under
Section 6(b) hereof, to purchase Stock or other Awards at a specified price during specified time periods.

                  (y) "Other Stock-Based Awards" means Awards granted to a Participant under Section 6(h) hereof.

                  (z) "Parent Corporation" means any corporation (other than the Company) in an unbroken chain of corporations ending with the Company, if each of the corporations in the chain (other than the Company) owns stock possessing 50% or more of the combined voting power of all classes of stock in one of the other corporations in the chain.

                  (aa) "Participant" means a person who has been granted an Award under the Plan which remains outstanding, including a person who is no longer an Eligible Person.

                  (bb) "Performance Award" means a right, granted to an Eligible Person under Section 8 hereof, to receive Awards based upon performance criteria specified by the Committee or the Board.

                  (cc) "Person" shall have the meaning ascribed to such term in
Section 3(a)(9) of the Exchange Act and used in Sections 13(d) and 14(d) thereof, and shall include a "group" as defined in Section 13(d) thereof.

                  (dd) "Preexisting Plans" means the Company's 1997 Stock Option Plan and 1996 Stock Option Plan.

                  (ee) "Restricted Stock" means Stock granted to a Participant under Section 6(d) hereof, that is subject to certain restrictions and to a risk of forfeiture.

                  (ff) "Rule 16b-3" and "Rule 16a-1(c)(3)" means Rule 16b-3 and Rule 16a-1(c)(3), as from time to time in effect and applicable to the Plan and Participants, promulgated by the Securities and Exchange Commission under
Section 16 of the Exchange Act

                  (gg) "Stock" means the Company's Common Stock, and such other securities as may be substituted (or resubstituted) for Stock pursuant to
Section 10(c) hereof.

                  (hh) "Stock Appreciation Rights" or "SAR" means a right granted to a Participant under Section 6(c) hereof.

                  (ii) "Subsidiary" means any corporation or other entity in which the Company has a direct or indirect ownership interest of 50% or more of the total combined voting power of the then outstanding securities or interests of such corporation or other entity entitled to vote generally in the election of directors or in which the Company has the right to receive 50% or more of the distribution of profits or 50% or more of the assets on liquidation or dissolution.

                  3. ADMINISTRATION.

                  (a) AUTHORITY OF THE COMMITTEE. The Plan shall be administered by the Committee; provided, however, that except as otherwise expressly provided in this Plan or in order to comply with Code Section 162(m) or Rule 16b-3 under the Exchange Act, the Board may exercise any power or authority granted to the Committee under this Plan. The Committee or the Board shall have full and final authority, in each case subject to and consistent with the provisions of the Plan, to select Eligible Persons to become Participants, grant Awards, determine the type, number and other terms and conditions of, and all other matters relating to, Awards, prescribe Award agreements (which need not be identical for each Participant) and rules and regulations for the administration of the Plan, construe and interpret the Plan and Award agreements and correct defects, supply omissions or reconcile inconsistencies therein, and to make all other decisions and determinations as the Committee or the Board may deem necessary or advisable for the administration of the Plan. In exercising any discretion granted to the Committee or the Board under the Plan or pursuant to any Award, the Committee or the Board shall not be required to follow past practices, act in a manner consistent with past practices, or treat any Eligible Person in a manner consistent with the treatment of other Eligible Persons.

                  (b) MANNER OF EXERCISE OF COMMITTEE AUTHORITY. The Committee, and not the Board, shall exercise sole and exclusive discretion on any matter relating to a Participant then subject to Section 16 of the Exchange Act with respect to the Company to the extent necessary in order that transactions by such Participant shall be exempt under Rule 16b-3 under the Exchange Act. Any action of the Committee or the Board shall be final, conclusive and binding on all persons, including the Company, its subsidiaries, Participants, Beneficiaries, transferees under

Section 10(b) hereof or other persons claiming rights from or through a Participant, and stockholders. The express grant of any specific power to the Committee or the Board, and the taking of any action by the Committee or the Board, shall not be construed as limiting any power or authority of the Committee or the Board. The Committee or the Board may delegate to officers or managers of the Company or any subsidiary, or committees thereof, the authority, subject to such terms as the Committee or the Board shall determine, (i) to perform administrative functions, (ii) with respect to Participants not subject to Section 16 of the Exchange Act, to perform such other functions as the Committee or the Board may determine, and (iii) with respect to Participants subject to Section 16, to perform such other functions of the Committee or the Board as the Committee or the Board may determine to the extent performance of such functions will not result in the loss of an exemption under Rule 16b-3 otherwise available for transactions by such persons, in each case to the extent permitted under applicable law and subject to the requirements set forth in
Section 8(d). The Committee or the Board may appoint agents to assist it in administering the Plan.

                  (c) LIMITATION OF LIABILITY. The Committee and the Board, and each member thereof, shall be entitled to, in good faith, rely or act upon any report or other information furnished to him or her by any executive officer, other officer or employee of the Company or a Subsidiary, the Company's independent auditors, consultants or any other agents assisting in the administration of the Plan. Members of the Committee and the Board, and any officer or employee of the Company or a subsidiary acting at the direction or on behalf of the Committee or the Board, shall not be personally liable for any action or determination taken or made in good faith with respect to the Plan, and shall, to the extent permitted by law, be fully indemnified and protected by the Company with respect to any such action or determination.

         4.       STOCK SUBJECT TO PLAN.

                  (a) LIMITATION ON OVERALL NUMBER OF SHARES SUBJECT TO AWARDS. Subject to adjustment as provided in Section 10(c) hereof, the total number of shares of Stock reserved and available for delivery in connection with Awards under the Plan shall be the sum of (i) 1,500,000 plus (ii) the number of shares with respect to Awards previously granted under the Plan that terminate without being exercised, expire, are forfeited or canceled, and the number of shares of Stock that are surrendered in payment of any Awards or any tax withholding with regard thereto. Any shares of Stock delivered under the Plan may consist, in whole or in part, of authorized and unissued shares or treasury shares. Subject to adjustment as provided in Section 10(c) hereof, in no event shall the aggregate number of shares of Stock which may be issued pursuant to ISOs exceed 1,500,000 shares.

                  (b) APPLICATION OF LIMITATIONS. The limitation contained in
Section 4(a) shall apply not only to Awards that are settleable by the delivery of shares of Stock but also to Awards relating to shares of Stock but settleable only in cash (such as cash-only SARs). The Committee or the Board may adopt reasonable counting procedures to ensure appropriate counting, avoid double counting (as, for example, in the case of tandem or substitute awards) and make adjustments if the number of shares of Stock actually delivered differs from the number of shares previously counted in connection with an Award.

         5.       ELIGIBILITY; PER-PERSON AWARD LIMITATIONS.

                  (a) AWARDS UNDER THE PLAN. Awards may be granted under the Plan only to Eligible Persons. In each fiscal year during any part of which the Plan is in effect, an Eligible Person may not be granted Awards relating to more than 250,000 shares of Stock, subject to adjustment as provided in Section 10(c), under each of Sections 6(b), 6(c), 6(d), 6(e), 6(f), 6(g), 6(h), 8(b) and
8(c). In addition, the maximum amount that may be earned as an Annual Incentive Award or other cash Award in any fiscal year by any one Participant shall be $2,000,000, and the maximum amount that may be earned as a Performance Award or other cash Award in respect of a performance period by any one Participant shall be $5,000,000.

                  (b) AWARDS UNDER PREEXISTING PLANS. Upon approval of the Plan by stockholders of the Company, as required under Section 10(k) hereof, no further Awards shall be granted under the Preexisting Plans.

         6.       SPECIFIC TERMS OF AWARDS.

                  (a) GENERAL. Awards may be granted on the terms and conditions set forth in this Section 6. In addition, the Committee or the Board may impose on any Award or the exercise thereof, at the date of grant or thereafter (subject to Section 10(e)), such additional terms and conditions, not inconsistent with the provisions of the Plan, as the Committee or the Board shall determine, including terms requiring forfeiture of Awards in the event of termination of employment by the Participant and terms permitting a Participant to make elections relating to his or her Award. The Committee or the Board shall retain full power and discretion to accelerate, waive or modify, at any time, any term or condition of an Award that is not mandatory under the Plan. Except in cases in which the Committee or the Board is authorized to require other forms of consideration under the Plan, or to the extent other forms of consideration must be paid to satisfy the requirements of Florida law, no consideration other than services may be required for the grant (but not the exercise) of any Award.

                  (b) OPTIONS. The Committee and the Board each is authorized to grant Options to Participants on the following terms and conditions:

                           (i) EXERCISE PRICE. The exercise price per share of
                  Stock purchasable under an Option shall be determined by the Committee or the Board, provided that such exercise price shall not, in the case of Incentive Stock Options, be less than 100% of the Fair Market Value of the Stock on the date of grant of the Option and shall not, in any event, be less than the par value of a share of Stock on the date of grant of such Option. If an employee owns or is deemed to own (by reason of the attribution rules applicable under Section 424(d) of the
                  Code) more than 10% of the combined voting power of all classes of stock of the Company or any Parent Corporation and an Incentive Stock Option is granted to such employee, the option price of such Incentive Stock Option (to the extent required by the Code at the time of grant) shall be no less than 110% of the Fair Market Value of the Stock on the date such Incentive Stock Option is granted.

                          (ii) TIME AND METHOD OF EXERCISE. The Committee or
                  the Board shall determine the time or times at which or the circumstances under which an Option may be exercised in whole or in part (including based on achievement of performance goals and/or future service requirements), the time or times at which Options shall cease to be or become exercisable following termination of employment or upon other conditions, the methods by which such exercise price may be paid or deemed to be paid (including in the discretion of the Committee or the Board a cashless exercise procedure), the form of such payment, including, without limitation, cash, Stock, other Awards or awards granted under other plans of the Company or any subsidiary, or other property (including notes or other contractual obligations of Participants to make payment on a deferred basis), and the methods by or forms in which Stock will be delivered or deemed to be delivered to Participants.

                           (iii) ISOS. The terms of any ISO granted under the
                  Plan shall comply in all respects with the provisions of
                  Section 422 of the Code. Anything in the Plan to the contrary notwithstanding, no term of the Plan relating to ISOs (including any SAR in tandem therewith) shall be interpreted, amended or altered, nor shall any discretion or authority granted under the Plan be exercised, so as to disqualify either the Plan or any ISO under Section 422 of the Code, unless the Participant has first requested the change that will result in such disqualification. Thus, if and to the extent required to comply with Section 422 of the Code, Options granted as Incentive Stock Options shall be subject to the following special terms and conditions:

                                    (A) the Option shall not be exercisable more
                  than ten years after the date such Incentive Stock Option is granted; provided, however, that if a Participant owns or is deemed to own (by reason of the attribution rules of Section 424(d) of the Code) more than 10% of the combined voting power of all classes of stock of the Company or any Parent Corporation and the Incentive Stock Option is granted to such Participant, the term of the Incentive Stock Option shall be (to the extent required by the Code at the time of the grant) for no more than five years from the date of grant; and

                                    (B) The aggregate Fair Market Value
                  (determined as of the date the Incentive Stock Option is granted) of the shares of stock with respect to which Incentive Stock Options granted under the Plan and all other option plans of the Company or its Parent Corporation during any calendar year exercisable for the first time by the Participant during any calendar year shall not (to the extent required by the Code at the time of the grant) exceed $100,000.

                  (c) STOCK APPRECIATION RIGHTS. The Committee and the Board each is authorized to grant SAR's to Participants on the following terms and conditions:

                           (i) RIGHT TO PAYMENT. A SAR shall confer on the
                  Participant to whom it is granted a right to receive, upon exercise thereof, the excess of (A) the Fair Market Value of one share of stock on the date of exercise (or, in the case of a "Limited SAR" that may be exercised only in the event of a Change in Control, the Fair Market Value determined by reference to the Change in Control Price, as defined under
                  Section 9(c) hereof), over (B) the grant price of the SAR as determined by the Committee or the Board. The grant price of an SAR shall not be less than the Fair Market Value of a share of Stock on the date of grant except as provided under Section 7(a) hereof.

                           (ii) OTHER TERMS. The Committee or the Board shall
                  determine at the date of grant or thereafter, the time or times at which and the circumstances under which a SAR may be exercised in whole or in part (including based on achievement of performance goals and/or future service requirements), the time or times at which SARs shall cease to be or become exercisable following termination of employment or upon other conditions, the method of exercise, method of settlement, form of consideration payable in settlement, method by or forms in which Stock will be delivered or deemed to be delivered to Participants, whether or not a SAR shall be in tandem or in combination with any other Award, and any other terms and conditions of any SAR. Limited SARs that may only be exercised in connection with a Change in Control or other event as specified by the Committee or the Board, may be granted on such terms, not inconsistent with this Section 6(c), as the Committee or the Board may determine. SARs and Limited SARs may be either freestanding or in tandem with other Awards.

                  (d) RESTRICTED STOCK. The Committee and the Board each is authorized to grant Restricted Stock to Participants on the following terms and conditions:

                           (i) GRANT AND RESTRICTIONS. Restricted Stock shall be
                  subject to such restrictions on transferability, risk of forfeiture and other restrictions, if any, as the Committee or the Board may impose, which restrictions may lapse separately or in combination at such times, under such circumstances (including based on achievement of performance goals and/or future service requirements), in such installments or otherwise, as the Committee or the Board may determine at the date of grant or thereafter. Except to the extent restricted under the terms of the Plan and any Award agreement relating to the Restricted Stock, a Participant granted Restricted Stock shall have all of the rights of a stockholder, including the right to vote the Restricted Stock and the right to receive dividends thereon (subject to any mandatory reinvestment or other requirement imposed by the Committee or the Board). During the restricted period applicable to the Restricted Stock, subject to Section 10(b) below, the Restricted Stock may not be sold, transferred, pledged, hypothecated, margined or otherwise encumbered by the Participant.

                           (ii) FORFEITURE. Except as otherwise determined by
                  the Committee or the Board at the time of the Award, upon termination of a Participant's employment during the applicable restriction period, the Participant's Restricted Stock that is at that time subject to restrictions shall be forfeited and reacquired by the Company; provided that the Committee or the Board may provide, by rule or regulation or in any Award agreement, or may determine in any individual case, that restrictions or forfeiture conditions relating to Restricted Stock shall be waived in whole or in part in the event of terminations resulting from specified causes, and the Committee or the Board may in other cases waive in whole or in part the forfeiture of Restricted Stock.

                           (iii) CERTIFICATES FOR STOCK. Restricted Stock
                  granted under the Plan may be evidenced in such manner as the Committee or the Board shall determine. If certificates representing Restricted Stock are registered in the name of the Participant, the Committee or the Board may require that such certificates bear an appropriate legend referring to the terms, conditions and restrictions applicable to such Restricted Stock, that the Company retain physical possession of the certificates, and that the Participant deliver a stock power to the Company, endorsed in blank, relating to the Restricted Stock.

                           (iv) DIVIDENDS AND SPLITS. As a condition to the
                  grant of an Award of Restricted Stock, the Committee or the Board may require that any cash dividends paid on a share of Restricted Stock be automatically reinvested in additional shares of Restricted Stock or applied to the purchase of additional Awards under the Plan. Unless otherwise determined by the Committee or the Board, Stock distributed in connection with a Stock split or Stock dividend, and other property distributed as a dividend, shall be subject to restrictions and a risk of forfeiture to the same extent as the Restricted Stock with respect to which such Stock or other property has been distributed.

                  (e) DEFERRED STOCK. The Committee and the Board each is authorized to grant Deferred Stock to Participants, which are rights to receive Stock, cash, or a combination thereof at the end of a specified deferral period, subject to the following terms and conditions:

                           (i) AWARD AND RESTRICTIONS. Satisfaction of an
                  Award of Deferred Stock shall occur upon expiration of the deferral period specified for such Deferred Stock by the Committee or the Board (or, if permitted by the Committee or the Board, as elected by the Participant). In addition, Deferred Stock shall be subject to such restrictions (which may include a risk of forfeiture) as the Committee or the Board may impose, if any, which restrictions may lapse at the expiration of the deferral period or at earlier specified times (including based on achievement of performance goals and/or future service requirements), separately or in combination, in installments or otherwise, as the Committee or the Board may determine. Deferred Stock may be satisfied by delivery of Stock, cash equal to the Fair Market Value of the specified number of shares of Stock covered by the Deferred Stock, or a combination thereof, as determined by the Committee or the Board at the date of grant or thereafter. Prior to satisfaction of an Award of Deferred Stock, an Award of Deferred Stock carries no voting or dividend or other rights associated with share ownership.

                           (ii) FORFEITURE. Except as otherwise determined by
                  the Committee or the Board, upon termination of a Participant's employment during the applicable deferral period thereof to which forfeiture conditions apply (as provided in the Award agreement evidencing the Deferred Stock), the Participant's Deferred Stock that is at that time subject to deferral (other than a deferral at the election of the Participant) shall be forfeited; provided that the Committee or the Board may provide, by rule or regulation or in any Award agreement, or may determine in any individual case, that restrictions or forfeiture conditions relating to Deferred Stock shall be waived in whole or in part in the event of terminations resulting from specified causes, and the Committee or the Board may in other cases waive in whole or in part the forfeiture of Deferred Stock.

                           (iii) DIVIDEND EQUIVALENTS. Unless otherwise
                  determined by the Committee or the Board at date of grant, Dividend Equivalents on the specified number of shares of Stock covered by an Award of Deferred Stock shall be either
                  (A) paid with respect to such Deferred Stock at the dividend payment date in cash or in shares of unrestricted Stock having a Fair Market Value equal to the amount of such dividends, or
                  (B) deferred with respect to such Deferred Stock and the amount or value thereof automatically deemed reinvested in additional Deferred Stock, other Awards or other investment vehicles, as the Committee or the Board shall determine or permit the Participant to elect.

                  (f) BONUS STOCK AND AWARDS IN LIEU OF OBLIGATIONS. The Committee and the Board each is authorized to grant Stock as a bonus, or to grant Stock or other Awards in lieu of Company obligations to pay cash or deliver other property under the Plan or under other plans or compensatory arrangements, provided that, in the case of Participants subject to Section 16 of the Exchange Act, the amount of such grants remains within the discretion of the Committee to the extent necessary to ensure that acquisitions of Stock or other Awards are exempt from liability under Section 16(b) of the Exchange Act. Stock or Awards granted hereunder shall be subject to such other terms as shall be determined by the Committee or the Board.

                  (g) DIVIDEND EQUIVALENTS. The Committee and the Board each is authorized to grant Dividend Equivalents to a Participant entitling the Participant to receive cash, Stock, other Awards, or other property equal in value to dividends paid with respect to a specified number of shares of Stock, or other periodic payments. Dividend Equivalents may be awarded on a free-standing basis or in connection with another Award. The Committee or the Board may provide that Dividend Equivalents shall be paid or distributed when accrued or shall be deemed to have been reinvested in additional Stock, Awards, or other investment vehicles, and subject to such restrictions on transferability and risks of forfeiture, as the Committee or the Board may specify.

                  (h) OTHER STOCK-BASED AWARDS. The Committee and the Board each is authorized, subject to limitations under applicable law, to grant to Participants such other Awards that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on, or related to, Stock, as deemed by the Committee or the Board to be consistent with the purposes of the Plan, including, without limitation, convertible or exchangeable debt securities, other rights convertible or exchangeable into Stock, purchase rights for Stock, Awards with value and payment contingent upon performance of the Company or any other factors designated by the Committee or the Board, and Awards valued by reference to the book value of Stock or the value of securities of or the performance of specified subsidiaries or business units. The Committee or the Board shall determine the terms and conditions of such Awards. Stock delivered pursuant to an Award in the nature of a purchase right granted under this Section 6(h) shall be purchased for such consideration, paid for at such times, by such methods, and in such forms, including, without limitation, cash, Stock, other Awards or other property, as the Committee or the Board shall determine. Cash awards, as an element of or supplement to any other Award under the Plan, may also be granted pursuant to this Section 6(h).

         7.       CERTAIN PROVISIONS APPLICABLE TO AWARDS.

                  (a) STAND-ALONE, ADDITIONAL, TANDEM, AND SUBSTITUTE AWARDS. Awards granted under the Plan may, in the discretion of the Committee or the Board, be granted either alone or in addition to, in tandem with, or in substitution or exchange for, any other Award or any award granted under another plan of the Company, any subsidiary, or any business entity to be acquired by the Company or a subsidiary, or any other right of a Participant to receive payment from the Company or any subsidiary. Such additional, tandem, and substitute or exchange Awards may be granted at any time. If an Award is granted in substitution or exchange for another Award or award, the Committee or the Board shall require the surrender of such other Award or award in consideration for the grant of the new Award. In addition, Awards may be granted in lieu of cash compensation, including in lieu of cash amounts payable under other plans of the Company or any subsidiary, in which the value of Stock subject to the Award is equivalent in value to the cash compensation (for example, Deferred Stock or Restricted Stock), or in which the exercise price, grant price or purchase price of the Award in the nature of a right that may be exercised is equal to the Fair Market Value of the underlying Stock minus the value of the cash compensation surrendered (for example, Options granted with an exercise price "discounted" by the amount of the cash compensation surrendered).

                  (b) TERM OF AWARDS. The term of each Award shall be for such period as may be determined by the Committee or the Board; provided that in no event shall the term of any Option or SAR exceed a period of ten years (or such shorter term as may be required in respect of an ISO under Section 422 of the
Code).

                  (c) FORM AND TIMING OF PAYMENT UNDER AWARDS; DEFERRALS. Subject to the terms of the Plan and any applicable Award agreement, payments to be made by the Company or a subsidiary upon the exercise of an Option or other Award or settlement of an Award may be made in such forms as the Committee or the Board shall determine, including, without limitation, cash, Stock that have been held for at least 6 months, other Awards or other property, and may be made in a single payment or transfer, in installments, or on a deferred basis. The settlement of any Award may be accelerated, and cash paid in lieu of Stock in connection with such settlement, in the discretion of the Committee or the Board or upon occurrence of one or more specified events (in addition to a Change in Control). Installment or deferred payments may be required by the Committee or the Board (subject to Section 10(e) of the Plan) or permitted at the election of the Participant on terms and conditions established by the Committee or the Board. Payments may include, without limitation, provisions for the payment or crediting of a reasonable interest rate on installment or deferred payments or the grant or crediting of Dividend Equivalents or other amounts in respect of installment or deferred payments denominated in Stock.

                  (d) EXEMPTIONS FROM SECTION 16(B) LIABILITY. It is the intent of the Company that this Plan comply in all respects with applicable provisions of Rule 16b-3 or Rule 16a-1(c)(3) to the extent necessary to ensure that neither the grant of any Awards to nor other transaction by a Participant who is subject to Section 16 of the Exchange Act is subject to liability under
Section 16(b) thereof (except for transactions acknowledged in writing to be non-exempt by such Participant). Accordingly, if any provision of this Plan or any Award agreement does not comply with the requirements of Rule 16b-3 or Rule 16a-1(c)(3) as then applicable to any such transaction, such provision will be construed or deemed amended to the extent necessary to conform to the applicable requirements of Rule 16b-3 or Rule 16a-1(c)(3) so that such Participant shall avoid liability under Section 16(b). In addition, the purchase price of any Award conferring a right to purchase Stock shall be not less than any specified percentage of the Fair Market Value of Stock at the date of grant of the Award then required in order to comply with Rule 16b-3.

         8.       PERFORMANCE AND ANNUAL INCENTIVE AWARDS.

                  (a) PERFORMANCE CONDITIONS. The right of a Participant to exercise or receive a grant or settlement of any Award, and the timing thereof, may be subject to such performance conditions as may be specified by the Committee or the Board. The Committee or the Board may use such business criteria and other measures of performance as it may deem appropriate in establishing any performance conditions, and may exercise its discretion to reduce the amounts payable under any Award subject to performance conditions, except as limited under Sections 8(b) and 8(c) hereof in the case of a Performance Award or Annual Incentive Award intended to qualify under Code
Section 162(m). If and to the extent required under Code Section 162(m), any power or authority relating to a Performance Award or Annual Incentive Award intended to qualify under Code Section 162(m), shall be exercised by the Committee and not the Board.

                  (b) PERFORMANCE AWARDS GRANTED TO DESIGNATED COVERED EMPLOYEES. If and to the extent that the Committee determines that a Performance Award to be granted to an Eligible Person who is designated by the Committee as likely to be a Covered Employee should qualify as "performance-based compensation" for purposes of Code Section 162(m), the grant, exercise and/or settlement of such Performance Award shall be contingent upon achievement of preestablished performance goals and other terms set forth in this Section 8(b).

                           (i) PERFORMANCE GOALS GENERALLY. The performance
                  goals for such Performance Awards shall consist of one or more business criteria and a targeted level or levels of performance with respect to each of such criteria, as specified by the Committee consistent with this Section 8(b). Performance goals shall be objective and shall otherwise meet the requirements of Code Section 162(m) and regulations thereunder including the requirement that the level or levels of performance targeted by the Committee result in the achievement of performance goals being "substantially uncertain." The Committee may determine that such Performance Awards shall be granted, exercised and/or settled upon achievement of any one performance goal or that two or more of the performance goals must be achieved as a condition to grant, exercise and/or settlement of such Performance Awards. Performance goals may differ for Performance Awards granted to any one Participant or to different Participants.

                           (ii) BUSINESS CRITERIA. One or more of the
                  following business criteria for the Company, on a consolidated basis, and/or specified subsidiaries or business units of the Company (except with respect to the total stockholder return and earnings per share criteria), shall be used exclusively by the Committee in establishing performance goals for such Performance Awards: (1) total stockholder return; (2) such total stockholder return as compared to total return (on a comparable basis) of a publicly available index such as, but not limited to, the Standard & Poor's 500 Stock Index or the S&P Specialty Retailer Index; (3) net income; (4) pretax earnings; (5) earnings before interest expense, taxes, depreciation and amortization; (6) pretax operating earnings after interest expense and before bonuses, service fees, and extraordinary or special items; (7) operating margin; (8) earnings per share; (9) return on equity; (10) return on capital; (11) return on investment; (12) operating earnings;
                  (13) working capital or inventory; and (14) ratio of debt to stockholders' equity. One or more of the foregoing business criteria shall also be exclusively used in establishing performance goals for Annual Incentive Awards granted to a Covered Employee under Section 8(c) hereof that are intended to qualify as "performanced-based compensation under Code
                  Section 162(m).

                           (iii) PERFORMANCE PERIOD; TIMING FOR ESTABLISHING
                  PERFORMANCE GOALS. Achievement of performance goals in respect of such Performance Awards shall be measured over a performance period of up to ten years, as specified by the Committee. Performance goals shall be established not later than 90 days after the beginning of any performance period applicable to such Performance Awards, or at such other date as may be required or permitted for "performance-based compensation" under Code Section 162(m).

                           (iv) PERFORMANCE AWARD POOL. The Committee may
                  establish a Performance Award pool, which shall be an unfunded pool, for purposes of measuring Company performance in connection with Performance Awards. The amount of such Performance Award pool shall be based upon the achievement of a performance goal or goals based on one or more of the business criteria set forth in Section 8(b)(ii) hereof during the given performance period, as specified by the Committee in accordance with Section 8(b)(iii) hereof. The Committee may specify the amount of the Performance Award pool as a percentage of any of such business criteria, a percentage thereof in excess of a threshold amount, or as another amount which need not bear a strictly mathematical relationship to such business criteria.

                           (v) SETTLEMENT OF PERFORMANCE AWARDS; OTHER TERMS.
                  Settlement of such Performance Awards shall be in cash, Stock, other Awards or other property, in the discretion of the Committee. The Committee may, in its discretion, reduce the amount of a settlement otherwise to be made in connection with such Performance Awards. The Committee shall specify the circumstances in which such Performance Awards shall be paid or forfeited in the event of termination of employment by the Participant prior to the end of a performance period or settlement of Performance Awards.

                  (c) ANNUAL INCENTIVE AWARDS GRANTED TO DESIGNATED COVERED EMPLOYEES. If and to the extent that the Committee determines that an Annual Incentive Award to be granted to an Eligible Person who is designated by the Committee as likely to be a Covered Employee should qualify as "performance-based compensation" for purposes of Code Section 162(m), the grant, exercise and/or settlement of such Annual Incentive Award shall be contingent upon achievement of preestablished performance goals and other terms set forth in this Section 8(c).

                           (i) ANNUAL INCENTIVE AWARD POOL. The Committee may
                  establish an Annual Incentive Award pool, which shall be an unfunded pool, for purposes of measuring Company performance in connection with Annual Incentive Awards. The amount of such Annual Incentive Award pool shall be based upon the achievement of a performance goal or goals based on one or more of the business criteria set forth in Section 8(b)(ii) hereof during the given performance period, as specified by the Committee in accordance with Section 8(b)(iii) hereof. The Committee may specify the amount of the Annual Incentive Award pool as a percentage of any such business criteria, a percentage thereof in excess of a threshold amount, or as another amount which need not bear a strictly mathematical relationship to such business criteria.

                           (ii) POTENTIAL ANNUAL INCENTIVE AWARDS. Not later
                  than the end of the 90th day of each fiscal year, or at such other date as may be required or permitted in the case of Awards intended to be "performance-based compensation" under Code Section 162(m), the Committee shall determine the Eligible Persons who will potentially receive Annual Incentive Awards, and the amounts potentially payable thereunder, for that fiscal year, either out of an Annual Incentive Award pool established by such date under Section 8(c)(i) hereof or as individual Annual Incentive Awards. In the case of individual Annual Incentive Awards intended to qualify under Code Section 162(m), the amount potentially payable shall be based upon the achievement of a performance goal or goals based on one or more of the business criteria set forth in Section 8(b)(ii) hereof in the given performance year, as specified by the Committee; in other cases, such amount shall be based on such criteria as shall be established by the Committee. In all cases, the maximum Annual Incentive Award of any Participant shall be subject to the limitation set forth in Section 5 hereof.

                           (iii) PAYOUT OF ANNUAL INCENTIVE AWARDS. After
                  the end of each fiscal year, the Committee shall determine the amount, if any, of (A) the Annual Incentive Award pool, and the maximum amount of potential Annual Incentive Award payable to each Participant in the Annual Incentive Award pool, or (B) the amount of potential Annual Incentive Award otherwise payable to each Participant. The Committee may, in its discretion, determine that the amount payable to any Participant as an Annual Incentive Award shall be reduced from the amount of his or her potential Annual Incentive Award, including a determination to make no Award whatsoever. The Committee shall specify the circumstances in which an Annual Incentive Award shall be paid or forfeited in the event of termination of employment by the Participant prior to the end of a fiscal year or settlement of such Annual Incentive Award.

                  (d) WRITTEN DETERMINATIONS. All determinations by the Committee as to the establishment of performance goals, the amount of any Performance Award pool or potential individual Performance Awards and as to the achievement of performance goals relating to Performance Awards under Section 8(b), and the amount of any Annual Incentive Award pool or potential individual Annual Incentive Awards and the amount of final Annual Incentive Awards under
Section 8(c), shall be made in writing in the case of any Award intended to qualify under Code Section 162(m). The Committee may not delegate any responsibility relating to such Performance Awards or Annual Incentive Awards if and to the extent required to comply with Code Section 162(m).

                  (e) STATUS OF SECTION 8(B) AND SECTION 8(C) AWARDS UNDER
CODE SECTION 162(M). It is the intent of the Company that Performance Awards and Annual Incentive Awards under Section 8(b) and 8(c) hereof granted to persons who are designated by the Committee as likely to be Covered Employees within the meaning of Code Section 162(m) and regulations thereunder shall, if so designated by the Committee, constitute "qualified performance-based compensation" within the meaning of Code Section 162(m) and regulations thereunder. Accordingly, the terms of Sections 8(b), (c), (d) and (e), including the definitions of Covered Employee and other terms used therein, shall be interpreted in a manner consistent with Code Section 162(m) and regulations thereunder. The foregoing notwithstanding, because the Committee cannot determine with certainty whether a given Participant will be a Covered Employee with respect to a fiscal year that has not yet been completed, the term Covered Employee as used herein shall mean only a person designated by the Committee, at the time of grant of Performance Awards or an Annual Incentive Award, as likely to be a Covered Employee with respect to that fiscal year. If any provision of the Plan or any agreement relating to such Performance Awards or Annual Incentive Awards does not comply or is inconsistent with the requirements of Code Section 162(m) or regulations thereunder, such provision shall be construed or deemed amended to the extent necessary to conform to such requirements.

         9.     CHANGE IN CONTROL.

                  (a) EFFECT OF "CHANGE IN CONTROL." If and to the extent provided in the Award, in the event of a "Change in Control," as defined in
Section 9(b), the following provisions shall apply:

                           (i) Any Award carrying a right to exercise that was
                  not previously exercisable and vested shall become fully exercisable and vested as of the time of the Change in Control, subject only to applicable restrictions set forth in
                  Section 10(a) hereof;

                           (ii) Limited SARs (and other SARs if so provided
                  by their terms) shall become exercisable for amounts, in cash, determined by reference to the Change in Control Price;

                           (iii) The restrictions, deferral of settlement,
                  and forfeiture conditions applicable to any other Award granted under the Plan shall lapse and such Awards shall be deemed fully vested as of the time of the Change in Control, except to the extent of any waiver by the Participant and subject to applicable restrictions set forth in Section 10(a) hereof; and

                           (iv) With respect to any such outstanding Award
                  subject to achievement of performance goals and conditions under the Plan, such performance goals and other conditions will be deemed to be met if and to the extent so provided by the Committee in the Award agreement relating to such Award.

                  (b) DEFINITION OF "CHANGE IN CONTROL. A "Change in Control" shall be deemed to have occurred upon:

                           (i) Approval by the stockholders of the Company of a
reorganization, merger, consolidation or other form of corporate transaction or series of transactions, in each case, with respect to which persons who were the stockholders of the Company immediately prior to such reorganization, merger or consolidation or other transaction do not, immediately thereafter, own more than 50% of the combined voting power entitled to vote generally in the election of directors of the reorganized, merged or consolidated company's then outstanding voting securities, or a liquidation or dissolution of the Company or the sale of all or substantially all of the assets of the Company (unless such reorganization, merger, consolidation or other corporate transaction, liquidation, dissolution or sale (any such event being referred to as a "Corporate Transaction") is subsequently abandoned);

                           (ii) Individuals who, as of the date on which the
Award is granted, constitute the Board (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board, provided that any person becoming a director subsequent to the date on which the Award was granted whose election, or nomination for election by the Company's stockholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board (other than an election or nomination of an individual whose initial assumption of office is in connection with an actual or threatened election contest relating to the election of the Directors of the Company, as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Securities Exchange Act) shall be, for purposes of this Agreement, considered as though such person were a member of the Incumbent Board; or

                           (iii) The acquisition (other than from the Company)
by any person, entity or "group", within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act, of more than 50% of either the then outstanding shares of the Company's Common Stock or the combined voting power of the Company's then outstanding voting securities entitled to vote generally in the election of directors (hereinafter referred to as the ownership of a "Controlling Interest") excluding, for this purpose, any acquisitions by (1) the Company or its Subsidiaries, (2) any person, entity or "group" that as of the date on which the Award is granted owns beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Securities Exchange Act) of a Controlling Interest or (3) any employee benefit plan of the Company or its Subsidiaries.

                  (c) DEFINITION OF "CHANGE IN CONTROL PRICE." The "Change in Control Price" means an amount in cash equal to the higher of (i) the amount of cash and fair market value of property that is the highest price per share paid (including extraordinary dividends) in any Corporate Transaction triggering the Change in Control under Section 9(b)(i) hereof or any liquidation of shares following a sale of substantially all of the assets of the Company, or (ii) the highest Fair Market Value per share at any time during the 60-day period preceding and the 60-day period following the Change in Control.

         10.   GENERAL PROVISIONS.

                  (a) COMPLIANCE WITH LEGAL AND OTHER REQUIREMENTS. The Company may, to the extent deemed necessary or advisable by the Committee or the Board, postpone the issuance or delivery of Stock or payment of other benefits under any Award until completion of such registration or qualification of such Stock or other required action under any federal or state law, rule or regulation, listing or other required action with respect to any stock exchange or automated quotation system upon which the Stock or other Company securities are listed or quoted, or compliance with any other obligation of the Company, as the Committee or the Board, may consider appropriate, and may require any Participant to make such representations, furnish such information and comply with or be subject to such other conditions as it may consider appropriate in connection with the issuance or delivery of Stock or payment of other benefits in compliance with applicable laws, rules, and regulations, listing requirements, or other obligations. The foregoing notwithstanding, in connection with a Change in Control, the Company shall take or cause to be taken no action, and shall undertake or permit to arise no legal or contractual obligation, that results or would result in any postponement of the issuance or delivery of Stock or payment of benefits under any Award or the imposition of any other


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

conditions on such issuance, delivery or payment, to the extent that such postponement or other condition would represent a greater burden on a Participant than existed on the 90th day preceding the Change in Control.

                  (b) LIMITS ON TRANSFERABILITY; BENEFICIARIES. No Award or other right or interest of a Participant under the Plan, including any Award or right which constitutes a derivative security as generally defined in Rule 16a-1(c) under the Exchange Act, shall be pledged, hypothecated or otherwise encumbered or subject to any lien, obligation or liability of such Participant to any party (other than the Company or a Subsidiary), or assigned or transferred by such Participant otherwise than by will or the laws of descent and distribution or to a Beneficiary upon the death of a Participant, and such Awards or rights that may be exercisable shall be exercised during the lifetime of the Participant only by the Participant or his or her guardian or legal representative, except that Awards and other rights (other than ISOs and SARs in tandem therewith) may be transferred to one or more Beneficiaries or other transferees during the lifetime of the Participant, and may be exercised by such transferees in accordance with the terms of such Award, but only if and to the extent such transfers and exercises are permitted by the Committee or the Board pursuant to the express terms of an Award agreement (subject to any terms and conditions which the Committee or the Board may impose thereon, and further subject to any prohibitions or restrictions on such transfers pursuant to Rule 16b-3). A Beneficiary, transferee, or other person claiming any rights under the Plan from or through any Participant shall be subject to all terms and conditions of the Plan and any Award agreement applicable to such Participant, except as otherwise determined by the Committee or the Board, and to any additional terms and conditions deemed necessary or appropriate by the Committee or the Board.

                  (c) ADJUSTMENTS. In the event that any dividend or other distribution (whether in the form of cash, Stock, or other property), recapitalization, forward or reverse split, reorganization, merger, consolidation, spin-off, combination, repurchase, share exchange, liquidation, dissolution or other similar corporate transaction or event affects the Stock such that a substitution or adjustment is determined by the Committee or the Board to be appropriate in order to prevent dilution or enlargement of the rights of Participants under the Plan, then the Committee or the Board shall, in such manner as it may deem equitable, substitute or adjust any or all of (i) the number and kind of shares of Stock which may be delivered in connection with Awards granted thereafter, (ii) the number and kind of shares of Stock by which annual per-person Award limitations are measured under Section 5 hereof, (iii) the number and kind of shares of Stock subject to or deliverable in respect of outstanding Awards and (iv) the exercise price, grant price or purchase price relating to any Award and/or make provision for payment of cash or other property in respect of any outstanding Award. In addition, the Committee (and the Board if and only to the extent such authority is not required to be exercised by the Committee to comply with Code Section 162(m)) is authorized to make adjustments in the terms and conditions of, and the criteria included in, Awards (including Performance Awards and performance goals, and Annual Incentive Awards and any Annual Incentive Award pool or performance goals relating thereto) in recognition of unusual or nonrecurring events (including, without limitation, events described in the preceding sentence, as well as acquisitions and dispositions of businesses and assets) affecting the Company, any Subsidiary or any business unit, or the financial statements of the Company or any Subsidiary, or in response to changes in applicable laws, regulations, accounting principles, tax rates and regulations or business conditions or in view of the Committee's assessment of the business strategy of the Company, any Subsidiary or business unit thereof, performance of comparable organizations, economic and business conditions, personal performance of a Participant, and any other circumstances deemed relevant; provided that no such adjustment shall be authorized or made if and to the extent that such authority or the making of such adjustment would cause Options, SARs, Performance Awards granted under Section 8(b) hereof or Annual Incentive Awards granted under Section 8(c) hereof to Participants designated by the Committee as Covered Employees and intended to qualify as "performance-based compensation" under Code Section 162(m) and the regulations thereunder to otherwise fail to qualify as "performance-based compensation" under Code Section 162(m) and regulations thereunder.

                  (d) TAXES. The Company and any Subsidiary is authorized to withhold from any Award granted, any payment relating to an Award under the Plan, including from a distribution of Stock, or any payroll or other payment to a Participant, amounts of withholding and other taxes due or potentially payable in connection with any transaction involving an Award, and to take such other action as the Committee or the Board may deem advisable to enable the Company and Participants to satisfy obligations for the payment of withholding taxes and other tax obligations relating to any Award. This authority shall include authority to withhold or receive Stock or other property and to make cash payments in respect thereof in satisfaction of a Participant's tax obligations, either on a mandatory or elective basis in the discretion of the Committee.

                  (e) CHANGES TO THE PLAN AND AWARDS. The Board may amend, alter, suspend, discontinue or terminate the Plan, or the Committee's authority to grant Awards under the Plan, without the consent of stockholders or Participants, except that any amendment or alteration to the Plan shall be subject to the approval of the Company's stockholders not later than the annual meeting next following such Board action if such stockholder approval is required by any federal or state law or regulation (including, without limitation, Rule 16b-3 or Code Section 162(m)) or the rules of any stock exchange or automated quotation system on which the Stock may then be listed or quoted, and the Board may otherwise, in its discretion, determine to submit other such changes to the Plan to stockholders for approval; provided that, without the consent of an affected Participant, no such Board action may materially and adversely affect the rights of such Participant under any previously granted and outstanding Award. The Committee or the Board may waive any conditions or rights under, or amend, alter, suspend, discontinue or terminate any Award theretofore granted and any Award agreement relating thereto, except as otherwise provided in the Plan; provided that, without the consent of an affected Participant, no such Committee or the Board action may materially and adversely affect the rights of such Participant under such Award. Notwithstanding anything in the Plan to the contrary, if any right under this Plan would cause a transaction to be ineligible for pooling of interest accounting that would, but for the right hereunder, be eligible for such accounting treatment, the Committee or the Board may modify or adjust the right so that pooling of interest accounting shall be available, including the substitution of Stock having a Fair Market Value equal to the cash otherwise payable hereunder for the right which caused the transaction to be ineligible for pooling of interest accounting.

                  (f) LIMITATION ON RIGHTS CONFERRED UNDER PLAN. Neither the Plan nor any action taken hereunder shall be construed as (i) giving any Eligible Person or Participant the right to continue as an Eligible Person or Participant or in the employ of the Company or a Subsidiary; (ii) interfering in any way with the right of the Company or a Subsidiary to terminate any Eligible Person's or Participant's employment at any time, (iii) giving an Eligible Person or Participant any claim to be granted any Award under the Plan or to be treated uniformly with other Participants and employees, or (iv) conferring on a Participant any of the rights of a stockholder of the Company unless and until the Participant is duly issued or transferred shares of Stock in accordance with the terms of an Award.

                  (g) UNFUNDED STATUS OF AWARDS; CREATION OF TRUSTS. The Plan is intended to constitute an "unfunded" plan for incentive and deferred compensation. With respect to any payments not yet made to a Participant or obligation to deliver Stock pursuant to an Award, nothing contained in the Plan or any Award shall give any such Participant any rights that are greater than those of a general creditor of the Company; provided that the Committee may authorize the creation of trusts and deposit therein cash, Stock, other Awards or other property, or make other arrangements to meet the Company's obligations under the Plan. Such trusts or other arrangements shall be consistent with the "unfunded" status of the Plan unless the Committee otherwise determines with the consent of each affected Participant. The trustee of such trusts may be authorized to dispose of trust assets and reinvest the proceeds in alternative investments, subject to such terms and conditions as the Committee or the Board may specify and in accordance with applicable law.

                  (h) NONEXCLUSIVITY OF THE PLAN. Neither the adoption of the Plan by the Board nor its submission to the stockholders of the Company for approval shall be construed as creating any limitations on the power of the Board or a committee thereof to adopt such other incentive arrangements as it may deem desirable including incentive arrangements and awards which do not qualify under Code Section 162(m).

                  (i) PAYMENTS IN THE EVENT OF FORFEITURES; FRACTIONAL SHARES. Unless otherwise determined by the Committee or the Board, in the event of a forfeiture of an Award with respect to which a Participant paid cash or other consideration, the Participant shall be repaid the amount of such cash or other consideration. No fractional shares of Stock shall be issued or delivered pursuant to the Plan or any Award. The Committee or the Board shall determine whether cash, other Awards or other property shall be issued or paid in lieu of such fractional shares or whether such fractional shares or any rights thereto shall be forfeited or otherwise eliminated.

                  (j) GOVERNING LAW. The validity, construction and effect of the Plan, any rules and regulations under the Plan, and any Award agreement shall be determined in accordance with the laws of the State of Delaware without giving effect to principles of conflicts of laws, and applicable federal law.

                  (k) PLAN EFFECTIVE DATE AND STOCKHOLDER APPROVAL;
TERMINATION OF PLAN. The Plan shall become effective on the Effective Date, subject to subsequent approval within 12 months of its adoption by the Board by stockholders of the Company eligible to vote in the election of directors, by a vote sufficient to meet the requirements of Code Sections 162(m) and 422, Rule 16b-3 under the Exchange Act, applicable NASDAQ requirements, and other laws, regulations, and obligations of the Company applicable to the Plan. Awards may be granted subject to stockholder approval, but may not be exercised or otherwise settled in the event stockholder approval is not obtained. The Plan shall terminate at such time as no shares of Common Stock remain available for issuance under the Plan and the Company has no further rights or obligations with respect to outstanding Awards under the Plan.

                                                                    ATTACHMENT A





                            U.S. ENERGY SYSTEMS, INC.
                    PROXY SOLICITED BY THE BOARD OF DIRECTORS
                     FOR THE ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD ON JULY __, 1998



         The undersigned hereby appoints Richard H. Nelson and Seymour J. Beder, and each of them, as attorneys and proxies of the undersigned, with full power of substitution, to vote all of the shares of stock of U.S. Energy Systems, Inc. which the undersigned may be entitled to vote at the Annual Meeting of Stockholders of U.S. Energy Systems to be held at 515 North Flagler Drive, Suite 702, West Palm Beach, Florida, on July __, 1998, at 10 a.m., (local time, and at any and all postponements, continuations and adjournments thereof), with all powers that the undersigned would possess if personally present, upon and in respect of the following matters and in accordance with the following instructions, with discretionary authority as to any and all other matters that may properly come before the meeting.


UNLESS A CONTRARY DIRECTION IS INDICATED, THIS PROXY WILL BE "FOR" EACH OF THE PROPOSALS SET FORTH BELOW, AS MORE SPECIFICALLY DESCRIBED IN THE PROXY STATEMENT. IF SPECIFIC INSTRUCTIONS ARE INDICATED, THIS PROXY WILL BE VOTED IN ACCORDANCE THEREWITH. MANAGEMENT RECOMMENDS A VOTE "FOR" ALL THREE PROPOSALS.

PROPOSAL ONE:     Election of Directors.

   [ ] FOR all nominees listed below    [ ] WITHHOLD AUTHORITY to vote
                                            for all nominees listed below

A VOTE FOR ALL NOMINEES IS RECOMMENDED BY THE BOARD OF DIRECTORS. NOMINEES ARE:
Howard A. Nevins, Lawrence I. Schneider

* To withhold authority to vote for any individual nominee, write that nominee's name in the space provided below:

Exceptions:

--------------------------------------------------------------------------------

PROPOSAL TWO: To adopt the amendment to the Company's Amended and Restated Certificate of Incorporation to increase the number of authorized shares of Common Stock to 50,000,000 shares and the number of authorized shares of Preferred Stock to 10,000,000 shares.

                     [ ] FOR    [ ] AGAINST    [ ] ABSTAIN

PROPOSAL THREE: To approve the issuance of an option to purchase up to 888,888 shares of the Company's Series A Convertible Series A Preferred Stock in a private financing to the Investor described in the Proxy Statement and on the terms and subject to the conditions described in the Proxy Statement.

                     [ ] FOR    [ ] AGAINST    [ ] ABSTAIN


PROPOSAL FOUR: To approve the Company's 1998 Executive Incentive Compensation Plan.
                     [ ] FOR    [ ] AGAINST    [ ] ABSTAIN


(Continued and to be signed on other side)

DATED
      ----------------------------          ----------------------------------


                       -----------------------------------
                                  SIGNATURE(S)

Please sign exactly as your name appears hereon. If the stock is registered in the names of two or more persons, each should sign. Executors, administrators, trustees, guardians and attorneys-in-fact should add their titles. If signer is a corporation, please give full corporate name and have a duly authorized officer sign, stating title. If signer is a partnership, please sign in partnership name by authorized person.

PLEASE VOTE, DATE AND PROMPTLY RETURN THIS PROXY IN THE ENCLOSED RETURN ENVELOPE WHICH IS POSTAGE PREPAID IF MAILED IN THE UNITED STATES.